EXHIBIT 2.6

IRSA Inversiones y Representaciones Sociedad Anónima

as Issuer,

The Bank of New York Mellon

as Trustee, Co-Registrar,

Principal Paying Agent and Transfer Agent,

and

Banco Santander Argentina S.A.

as Registrar, Paying Agent, Transfer Agent and

Representative of the Trustee in Argentina

INDENTURE

Dated as of July 8, 2022

US$171,202,815

8.750% Senior Notes due 2028

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EXHIBITS

Exhibit A	--	Form of Global Security
Exhibit B	--	Form of Certificated Security
Exhibit C	--	Form of Certificate for Exchange or Transfer from Rule 144A Global Security to Regulation S Global Security during the Restricted Period
Exhibit D	--	Form of Certificate for Exchange or Transfer from Rule 144A Global Security to Regulation S Global Security after the Restricted Period
Exhibit E	--	Form of Certificate for Exchange or Transfer from Regulation S Global Security to Rule 144A Global Security

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THIS INDENTURE, dated as of July 8, 2022 (this “Indenture”), among IRSA Inversiones y Representaciones Sociedad Anónima, a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) and domiciled at Carlos M. Della Paolera 261, 9th Floor (C1001ADA), City of Buenos Aires, Argentina (“IRSA”), incorporated, organized and registered with the Public Registry of Commerce of the City of Buenos Aires (IGJ) on June 23, 1943, under Number 284, Page 291, Book 66, volume A, with a term of duration which expires on April 5, 2043, The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”, and together with any other paying agents appointed by IRSA in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by IRSA in their respective capacities as such, the “Transfer Agents”), and Banco Santander Argentina S.A., a bank duly incorporated and existing under the laws of Argentina, as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”).

W I T N E S S E T H :

WHEREAS, IRSA has duly authorized the issuance of its 8.750% Senior Notes due 2028 (the “Securities”) pursuant to the Board of Directors meeting held on May 16, 2022;

WHEREAS, the Securities will be issued under IRSA’s Global Security Program, authorized, by resolution of its shareholders at meetings held on October 31, 2017, October 30, 2019, and December 22, 2021, and resolution of its Board of Directors at meetings held on July 3, 2018 and March 2, 2022, (the “Program”) which provides for the issuance from time to time of up to an aggregate principal amount outstanding at any one time of US$750,000,000 (or its equivalent in other currencies or units of value) of debt securities in one or more series as may be determined by IRSA from time to time;

WHEREAS, the Program has been authorized by the Argentine Comisión Nacional de Valores (the “CNV”) (National Securities Commission) by its Resolution No. RESFC-2019-20153-APN-DIR#CNV dated March 20, 2019, Disposition No. DI-2020-32-APN-GE#CNV dated June 29, 2020, and Disposition No. DI-2022-8-APN-GE#CNV dated April 22, 2022;

WHEREAS, the Securities will qualify as “obligaciones negociables simples no convertibles” under Argentine Law No. 23,576, as amended among others, by the Productive Financing Law No. 27,440 (the “Negotiable Obligations Law”), Argentine Law No. 26,831, as amended, (the “Capital Markets Law”), the rules of the CNV and any other Argentine applicable laws and regulations;

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WHEREAS, IRSA has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of Securities issued on and after the date hereof;

WHEREAS, IRSA is an Argentine company engaged in the real estate business in Argentina, and as of March 31, 2022, its (i) capital stock was Ps. 811 million; (ii) its net worth was Ps. 126,283 million; and (iii) its unsecured indebtedness was Ps. 62,972 million and it had no secured indebtedness;

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the Holders (as defined below) thereof, the parties hereto mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Securities as follows:

ARTICLE I

GENERAL

 Section 1.1. Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. References to the schedules and exhibits shall be construed to refer to the schedules and exhibits to this Indenture. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person merges or consolidates with IRSA or is assumed by IRSA in connection with the acquisition of assets from such Person.  Such Indebtedness will be deemed to have been Incurred at the time such Person merges or consolidates with IRSA or at the time such Indebtedness is assumed by IRSA in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth in Section 3.5.

“Additional Securities” means IRSA’s  8.750% Senior Notes due 2028 originally issued after the Issue Date pursuant to Section 2.3, including any replacement Securities issued therefor.

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“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” or “Agents” means any Registrar, Co-Registrar, Transfer Agent, Paying Agent or other agent appointed by IRSA pursuant to this Indenture.

 “Applicable Jurisdiction” has the meaning set forth in Section 10.4(a).

“Applicable Tax Law” has the meaning set forth in Section 3.1(b).

“Applicable Taxes” has the meaning set forth in Section 3.5.

“Argentina” means the Republic of Argentina.

“Argentine Civil and Commercial National Code” means the Argentine Law No. 26,994, as amended and supplemented from time to time (Código Civil y Comercial de la Nación).

“Argentine Companies Law” means the Argentine Law No. 19,550, as amended and supplemented from time to time (Ley General de Sociedades).

“Argentine Discount Bonds” means the Discount Bonds due December 2033 denominated in U.S. dollars, euro and Pesos, issued by Argentina.

“Argentine Par Bonds” means the Par Bonds due December 2038 denominated in U.S. dollars, euro and Pesos, issued by Argentina.

“Asset Acquisition” means:

(1)	an investment by IRSA or any Subsidiary in any other Person pursuant to which such Person becomes a Subsidiary, or is merged with or into IRSA or any Subsidiary; or

(2)

the acquisition by IRSA or any Subsidiary of the assets of any Person (other than a Subsidiary of IRSA) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

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“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a sale and leaseback transaction (each, a “disposition”) by IRSA or any Restricted Subsidiary of:

(a)	any Capital Stock of any Subsidiary (but not Capital Stock of IRSA); or

(b)	any property or assets (other than cash or cash equivalents or Capital Stock of IRSA) of IRSA or any Subsidiary;

Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales:

(1)	the disposition of all or substantially all of the assets of IRSA and its Subsidiaries as permitted under Article VIII;

(2)

sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps of real estate (including properties under development for sale and completed properties for sale) in the ordinary course of business;

(3)	a disposition to IRSA or a Subsidiary, including a Person that is or will become a Subsidiary immediately after the disposition;

(4)

any transaction that involves assets or Capital Stock of a Subsidiary of IRSA having a Fair Market Value of less than US$2,000,000 (or the equivalent thereof in another currency at the time of determination);

(5)

an issuance or sale of Capital Stock by a Subsidiary of IRSA that is offered on a pro rata basis to IRSA and its Subsidiaries, on the one hand, and minority holders of Capital Stock of a Subsidiary, on the other hand (or on less than a pro rata basis to any minority holder);

(6)	any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

(7)	any sale or other disposition of assets received by IRSA or any of its Subsidiaries upon the foreclosure on a Lien in the ordinary course of business;

(8)	any transfer, assignment or other disposition deemed to occur in connection with creating or granting any Permitted Lien;

(9)	a disposition of accounts receivable in connection with a Receivables Transaction; and

(10)	the good faith surrender or waiver of contract rights, tort claims or statutory rights in connection with a settlement.

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock and (2) any sale or other disposition of property or assets excluded from the definition of Asset Sale.

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 “Authorized Person” means (i) in the case of the execution of any Security on behalf of IRSA, a member of the Board of Directors and a member of the Supervisory Committee of IRSA, and (ii) in the case of any other action to be taken by or on behalf of IRSA pursuant hereto, any Officer of IRSA duly authorized in writing to take actions under this Indenture on behalf of IRSA and notified to the Trustee in writing.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“BYMA” means Bolsas y Mercados Argentinos S.A.

“Business Day” means, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City or the City of Buenos Aires.

“Capital Markets Law” has the meaning set forth in the fourth recital to this Indenture.

“Capital Stock” means:

(1)

with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)	any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under IFRS.  For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with IFRS.

“Certificated Security” means a Security issued in certificated, non-global form, substantially in the form of Exhibit B hereto.

“Change in Tax Law” has the meaning set forth in Section 10.4.

“Change of Control” shall be deemed to occur if any Person (as defined below) or Group other than one or more of the Permitted Holders is or becomes the Beneficial Owner (as defined below), directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of IRSA and such other Person or Group is entitled to elect a majority of the Board of Directors of IRSA (including a Surviving Entity, if applicable).

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For purposes of this definition:

(a)	“Beneficial Owner” will have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act;

(b)	“Person” will have the meaning for “person” as used in Sections 13(d) and 14(d) of the Exchange Act; and

(c)

the Permitted Holders or any other Person or Group will be deemed to be Beneficial Owners of any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the Permitted Holders or such other Person or Group, as the case may be, beneficially own, directly or indirectly, in the aggregate at least 50% of the voting power of the Voting Stock of the parent corporation.

“Change of Control Payment” has the meaning set forth under Section 3.21.

“Change of Control Payment Date” has the meaning set forth under Section 3.21.

“Change of Control Triggering Event” means the occurrence of a Change of Control.

“CNV” has the meaning set forth in the third recital to this Indenture.

“Code” means the United States Internal Revenue Code of 1986, as amended as of the date of the Exchange Offer Memorandum.

“Commodity or Raw Material Agreement” means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices.

 “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company Order” means a written statement, request or order of IRSA signed in its name by an Officer of IRSA, and delivered to the Trustee.

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“Consolidated EBITDA” of any Person means, on any date of determination, on a consolidated basis, the sum of the following, without duplication:

(1)	Consolidated operating income of such Person and its Subsidiaries for the twelve (12)-month period ending on the fiscal quarter immediately preceding such date of determination, plus

(2)	Depreciation and amortization and any other Consolidated Non-cash Charges of such Person and its Subsidiaries (to the extent deducted in determining consolidated operating income) for such period,

 in each case, as determined in accordance with IFRS.

“Consolidated Interest Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA of such Person and its Subsidiaries for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Interest Expense for such Person for such Four Quarter Period.  For purposes of this definition, “Consolidated EBITDA” and “Consolidated Interest Expense” will be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

(1)

the Incurrence or repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries, and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence and the application of the proceeds thereof, and any repayment or redemption of any Indebtedness occurred on the first day of such Four Quarter Period; and

(2)

any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries, including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.

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Furthermore, in calculating “Consolidated Interest Expense” for purposes of determining the denominator (but not the numerator) of this “Consolidated Interest Coverage Ratio,”

(a)

interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

(b)

if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period;

(c)

notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Transactions, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

(d)

interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of IRSA to be the rate of interest implicit in such Capital Lease Obligation in accordance with IFRS; and

(e)

for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Interest Expense” means, for any Person for any period, the cash and non-cash interest expense of such Person and its Subsidiaries for such period, net of all interest income for such period, determined on a consolidated basis in accordance with IFRS.

“Consolidated Non-cash Charges” means, for any Person for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with IFRS.

“Consolidated Tangible Assets” means, for any Person at any time, the total consolidated assets of such Person and its Subsidiaries as set forth on the balance sheet as of the most recent fiscal quarter of such Person, prepared in accordance with IFRS, less Intangible Assets.

“Control” of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Co-Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Corporate Trust Office” means in the case of the Trustee or the Registrar, the office of the Trustee or the Registrar at which the corporate trust business of the Trustee or Registrar, as the case may be, shall, at any particular time, be principally administered, which office, in the case of the Trustee, is located on the date hereof at 240 Greenwich Street, 7E, New York, New York 10286, Attention: Corporate Trust Department, and means, in the case of the Registrar, the office or agency of the Registrar at which at any particular time the corporate trust business of the Registrar shall be principally administered, which office, at the date of this Indenture is located at Av. Juan de Garay 151, City of Buenos Aires, Argentina, or such other location as the Trustee or the Registrar may advise IRSA in writing.

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“Covenant Suspension Event” has the meaning set forth in Section 3.15.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

 “Deeply Subordinated Indebtedness” means all Indebtedness of IRSA (1) which will not have the benefit of any negative pledge covenant, collateral or security interest, (2) the terms of which provide that, in the event that (a) an installment of interest with respect to such Indebtedness is not paid on the applicable interest payment date or (b) the principal of, or premium, if any, on any such Indebtedness is not paid on the stated maturity or other date set for redemption, then the obligation to make such payment on such interest payment date, maturity date or other redemption date will not be a default under such Indebtedness until after the maturity date of the Securities, and (3) the terms of which provide that no amount will be payable in bankruptcy, liquidation or any similar proceeding with respect to IRSA until all claims of senior creditors of IRSA, including, without limitation, the Holders of the Securities, admitted in such proceeding have been satisfied.

“Defeasance Trustee” has the meaning set forth in Section 11.4.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means DTC or any other depositary institution hereinafter appointed by IRSA that is a clearing agency registered under the Exchange Act or other applicable statute or legislation.

“DTC” means The Depository Trust Company (or its successors).

“Electronic Means” has the meaning set forth in Section 12.4.

“Event of Default” means any event or condition specified as such in Section 4.1.

“Exchange Act” means the United States Securities Exchange Act of 1934 (or any successor statute), as amended, and the rules and regulations of the SEC promulgated thereunder.

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“Exchange Offer Memorandum” means the exchange offer memorandum prepared by IRSA, dated as of May 16, 2022, as amended by the early participation results press release dated June 2, 2022, and as further amended by the extension press releases dated June 16 and 28, 2022, in connection with the offer to exchange the Existing Notes for the Securities.

“Existing Notes” means the 8.750% notes due 2023 originally issued by IRSA PC  pursuant to the terms of the indenture dated March 23, 2016, as supplemented and amended by the first supplemental indenture on March 23, 2016, entered among IRSA PC, as issuer, The Bank of New York Mellon, as trustee and the representative of the trustee in Argentina, among others.

“Fair Market Value” means, with respect to any asset, the price (after deducting any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of IRSA acting in good faith; and provided further that with respect to any asset having a price less than US$10,000,000 (or the equivalent thereof in another currency at the time of determination), only the good faith determination of IRSA’s senior management shall be required.

“FATCA” means (a) Sections 1471 to 1474 of the Code (including regulations and official guidance thereunder), (b) any successor version thereof that is substantially comparable and not materially more onerous to comply with, (c) any agreement entered into pursuant to Section 1471 (b) of the Code or (d) any law, regulation, rule or practice implementing an intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“First Call Date” has the meaning set forth in Section 10.4.

“Fitch” means Fitch Ratings Ltd. and its successors and assigns.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Interest Coverage Ratio.

“Global Security” means a Security issued in global form and registered in the name of a Depositary or its nominee, substantially in the form of Exhibit A.  The term “Global Security” includes any Rule 144A Global Security and any Regulation S Global Security.

“Government Agency” means any public legal entity or public agency, created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency, including any central bank.

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“Group” means two or more Persons that act together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of Capital Stock of another Person.

“Hedging Transactions” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity or Raw Material Agreement.

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean, with respect to any Security, the Person in whose name at the time such Security is registered in the Register.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person under any lease that are required to be classified and accounted for as capital lease obligations under IFRS; (d) all obligations due and payable under letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof; (e) guarantees of such Person in respect of Indebtedness referred to in clauses (a) through (d) above and clause (f) below; and (f) all Indebtedness of any other Person of the type referred to in clauses (a) through (e) which is secured by any Lien on any property or asset of such Person.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and such term shall include any such amendment or supplement.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of recognized standing that is, in the judgment of IRSA’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Instructions” has the meaning set forth in Section 12.4.

“Intangible Assets” means with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with IFRS.

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“Interest Payment Date” means July 8 and January 8 of each year.

“Interest Rate Agreement” of any Person means any interest rate hedging agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Investment Grade Rating” means a rating equal to or higher than (i) Baa3 (or the equivalent) by Moody’s, and its successors and assigns or (ii) BBB– (or the equivalent) by S&P or Fitch, or the equivalent of such global ratings.

“IRSA” has the meaning set forth in the preamble to this Indenture.

“IRSA PC” means IRSA Propiedades Comerciales S.A., the original issuer of the Existing Notes, which entity was merged by absorption with IRSA.

“Issue Date” means the first date of issuance of Securities under this Indenture.

“Lien” means any lien, mortgage, pledge, security interest or similar encumbrance.

“MAE” means the Mercado Abierto Electrónico S.A.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Negotiable Obligations Law” has the meaning set forth in the fourth recital to this Indenture.

“Officer” means, when used in connection with any action to be taken by IRSA, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, and/or any member of the Board of Directors of IRSA.

“Officer’s Certificate” means, when used in connection with any action to be taken by IRSA, a certificate signed by an Officer of IRSA and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who, unless otherwise indicated, may be an employee of or counsel to IRSA, and who shall be reasonably acceptable to the Trustee.

“Outstanding” when used with reference to Securities, subject to the provisions of Section 6.4, shall mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(1)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)

Securities or portions thereof that have been called for redemption or tendered for repurchase in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon shall have been therefor deposited with the Trustee; or

(3)	Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to Section 2.11.

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“Paying Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Payment Date” means each Interest Payment Date, each Redemption Date, the Stated Maturity, any date fixed for repurchase and any other date on which any payment of principal, interest or any other amount is due.

“Permitted Business” means any business or activity in which IRSA or any of its Subsidiaries or Affiliates is directly or indirectly engaged (including though the ownership of Capital Stock) on the Issue Date, any real estate or retail business or activity and/or any business or activity related, ancillary or complementary to any of the foregoing including, without limitation, any such activities outside of Argentina.

“Permitted Holders” means any one or more of (i) Eduardo S. Elsztain, Saúl Zang and Alejandro G. Elsztain and their respective parents, brothers, sisters, children and other family members and any of the descendants, heirs, legatees and successors and any spouses or former spouses of any of the foregoing, (ii) any estate, guardian, custodian and other legal representative of any of the foregoing and (iii) any Affiliates of any of the foregoing or any other Persons (including any trust, partnership or other entity) controlled by or for the benefit of any of the foregoing.

“Permitted Indebtedness” has the meaning set forth under clause (2) of Section 3.16.

“Permitted Lien”  means:

(a) any Lien existing on the Issue Date;

(b) any landlord’s, workmen’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other Liens arising in the ordinary course of business;

(c) pledges or deposits under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or deposits to secure public or statutory obligations or deposits of cash or government bonds to secure surety or appeal bonds, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(d) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued in the ordinary course of business;

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(e) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of IRSA or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of IRSA;

(f) Liens securing Hedging Transactions otherwise permitted under this Indenture;

(g) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of IRSA;

(h) any Lien securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of constructing, acquiring or improving any asset, which Lien attaches to such asset or to other assets of IRSA or any of its Subsidiaries concurrently with or within 180 days after the acquisition or the completion of the construction or improvement thereof;

(i) any Lien in favor of IRSA or any of its Subsidiaries;

(j) any Lien on any asset or property (including Capital Stock) (1) existing thereon at the time of acquisition of such asset or property or (2) of any Person, at the time such Person is acquired by, or is merged or otherwise consolidated or combined with or into, IRSA or any of its Subsidiaries;

(k) any Lien securing an extension, renewal or refunding of Indebtedness secured by a Lien permitted hereunder; provided that such new Lien is limited to the property which was subject to the prior Lien immediately before such extension, renewal or refunding; and provided further that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased;

(l) (1) any Lien for taxes, assessments or governmental charges or levies not yet due (including any relevant extensions) or contested in good faith, or (2) any Lien arising or incurred in connection with judgments or assessments under circumstances not constituting an Event of Default;

(m) Liens arising in connection with Receivables Transactions; and

(n) any additional Lien; provided that on the date of the creation or assumption of such Lien, the Indebtedness secured by such Lien, together with all of IRSA’s Indebtedness secured by any Lien under this clause (n), will have an aggregate principal amount outstanding of no greater than 15% of IRSA’s total consolidated assets as set forth in the consolidated financial statements for its most recent fiscal quarter.

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“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Ps.” and “Pesos” means the currency of Argentina.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Principal Paying Agent” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Process Agent” has the meaning set forth in Section 12.7.

“Program” has the meaning set forth in the second recital of this Indenture.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

“Qualified Institutional Buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Qualified Merger Jurisdiction” means any of (i) Argentina; (ii) the United States, any State thereof or the District of Columbia; (iii) any country which is a member country of the Organization for Economic Cooperation and Development; or (iv) any other nation that has an Investment Grade Rating on its sovereign debt rating from two or more Rating Agencies.

“Rating Agency” means any one of Moody’s, S&P or Fitch, or their respective successors.

“Receivables Transaction” means any securitization, factoring, discounting or similar financing transaction or series of transactions that may be entered into by IRSA or any of its Subsidiaries in the ordinary course of business pursuant to which IRSA or any of its Subsidiaries may sell, convey or otherwise transfer to any Person, or may grant a security interest in, any receivables (whether existing as of the Issue Date or arising in the future) of IRSA  or any of its Subsidiaries, and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization, factoring or discounting involving receivables.

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“Redemption Date” has the meaning set forth in Section 10.1.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of IRSA or any Subsidiary issued to Refinance any other Indebtedness of IRSA or a Subsidiary so long as:

(1)

the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the reasonable fees, expenses, defeasance costs and accrued but unpaid interest payable by IRSA in connection with such Refinancing);

(2)	such new Indebtedness has:

(1)	a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(2)	a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

(3)

if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Securities, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Register” has the meaning set forth in Section 2.10.

“Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Regular Record Date” means July 7 and January 7 preceding each Interest Payment Date, whether or not a Business Day.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” means a Global Security representing Securities initially sold in reliance on Regulation S, deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC and in each case bearing the applicable Restrictive Legend.

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“Representative of the Trustee in Argentina” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Responsible Officer” when used with respect to the Trustee, means any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, assigned to the Trustee’s Corporate Trust Office or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payment” has the meaning set forth in Section 3.17.

“Restricted Period” means, with respect to any Security, the period of forty (40) days after the completion of the distribution of all Securities, as notified by IRSA to the Trustee in writing.

“Restrictive Legend” has the meaning set forth in Section 2.10.

“Reversion Date” has the meaning set forth in Section 3.15.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” means a Global Security representing Securities initially sold in the United States in reliance on Rule 144A, deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, and bearing the applicable Restrictive Legend.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Sanctions” has the meaning set forth in Section 12.13.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the context may require, means Securities that have been authenticated and delivered under this Indenture, including any Additional Securities.

“Stated Maturity” means the final maturity date of the Securities, which is July 8, 2028.

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“Subordinated Indebtedness” means, with respect to IRSA, any Indebtedness of IRSA which is expressly subordinated in right of payment to the Securities, as the case may be.

“Subsidiary” means, with respect to any Person, any other Person in which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Supervisory Committee” means the Comisión Fiscalizadora of IRSA.

“Surviving Entity” has the meaning set forth under Section 8.1.

“Suspended Covenants” has the meaning set forth under Section 3.15.

“Suspension Period” has the meaning set forth under Section 3.15.

“Taxes” has the meaning set forth in Section 3.5.

“Transfer Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person identified as the “Trustee” in the preamble to this Indenture and, subject to the provisions of Article V, shall also include any successor trustee.

“US$” and “U.S. dollars” and “U.S. Dollars” means the currency of the United States of America which at the relevant time is legal tender for the payment of public or private debts.

“U.S. Government Obligations” has the meaning set forth in Section 11.4(a).

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

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(2)	the sum of the products obtained by multiplying:

(a)

the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

 Section 1.2. Agents. IRSA hereby appoints each of the Registrar, the Co-Registrar, the Transfer Agents and the Paying Agents as its agent in relation to the Securities for the purposes specified in this Indenture and in the terms of the Securities applicable thereto and all matters incidental thereto.  Each of the Agents shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority to act on behalf of IRSA as IRSA and such Agent may hereafter agree in writing.  By execution of this Indenture, each of the Agents accepts its appointment as agent of IRSA in relation to the Securities and shall comply with the provisions of this Indenture and the Securities applicable thereto.

Subject to Section 3.2, IRSA may terminate the appointment of any Agent at any time and from time to time upon giving at least thirty (30) days written notice to such Agent and to the Trustee.  Each Agent may at any time resign by giving no less than thirty (30) days written notice to IRSA of such intention on its part, specifying the date on which its desired resignation shall become effective.

In acting under this Indenture and in connection with the Securities, the Agents are each acting solely as an agent of IRSA and do not assume any responsibility for the correctness of the recitals in the Securities or this Indenture, or the offering materials related thereto or any obligation or relationship of agency for or with IRSA or any of the Holders of the Securities.

Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security, notice, direction, consent, certificate, affidavit, statement or other document to the extent that such communication conforms to the provisions set forth herein, and is believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.

Each of the Agents may become the owner of, or acquire any interest in, any Securities, with the same rights that it would have if it were not acting in such capacity, and may engage or be interested in any financial or other transaction with IRSA.

IRSA agrees to indemnify, hold harmless and defend each of the Agents against any loss, liability, cost, claim, action, demand or expense (including reasonable fees and expenses of legal counsel) arising out of or in connection with its respective appointment, or the exercise of its respective powers and rights and performance of its respective duties hereunder, or performance of any other duties pursuant to the terms and conditions hereof, except such as may result from its own negligence or willful misconduct or that of its officers or employees, declared as such by a final decision, order or award of a competent court.  The indemnity set forth in this paragraph shall survive the payment of the Securities, the resignation or removal of any Agent and/or the termination of this Indenture.

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None of the Agents shall be liable for any action taken or omitted by it without negligence or willful misconduct.

Each Agent may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and such Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

IRSA covenants and agrees to pay to each Agent from time to time, and each Agent shall be entitled to, such compensation as shall be agreed upon in writing by IRSA and such Agent for all services rendered by it hereunder.  IRSA covenants and agrees promptly to pay all such compensation and to reimburse each of the Agents for reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder, including, without limitation, any payments made in connection with taxes (other than taxes based upon, measured by or determined by the income of an Agent) or other charges.

None of the provisions contained in this Indenture shall require any of the Agents to expend, advance or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The duties and obligations of each Agent with respect to the Securities and this Indenture shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each such Agent.  The duties and obligations of each Agent are several and not joint.

ARTICLE II

SECURITIES

 Section 2.1. Forms. (a) Generally.  The Securities shall be issued in one series to be known as the 8.750% Senior Notes due 2028.  The Securities shall be issued as registered Securities without interest coupons.

The Securities shall initially be issued in the form of one or more Global Securities substantially in the form of Exhibit A, which shall be exchangeable for Certificated Securities substantially in the form of Exhibit B only in the limited circumstances set forth in Section 2.7, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Authorized Persons executing such Securities, as evidenced by their execution of such Securities, and all of which shall not affect the rights, duties or obligations of the Trustee or the Agents under this Indenture.  The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Authorized Persons executing the same may determine as evidenced by the execution thereof.

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The Securities initially sold within the United States to U.S. Persons that are Qualified Institutional Buyers will be issued in the form of one or more Rule 144A Global Securities.  The Securities initially sold outside the United States in reliance on Regulation S under the Securities Act will be issued in the form of one or more Regulation S Global Securities.

The Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed and subject to the prior approval of the CNV where applicable, all as determined by the Authorized Persons executing such Securities as evidenced by their execution of such Securities.

IRSA agrees to cause the Securities to comply with Article 7 of the Negotiable Obligations Law.

(b) The Trustee shall hold on deposit each Global Security executed and authenticated as provided herein as custodian for DTC, acting as the Depositary for such Global Security, for credit on the date of settlement to the account of the Person(s) entitled thereto. Each Global Security to be deposited with DTC or a custodian for DTC shall be registered in the name of Cede & Co, as DTC’s nominee, and shall bear a legend substantially to the following effect:

“UNLESS (1) THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO IRSA INVERSIONES Y REPRESENTACIONES S.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (2) ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND (3) ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

Upon the issuance of any Global Security, the Co-Registrar shall record Cede & Co., as DTC’s nominee, as the registered Holder of such Global Security.

 Section 2.2. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Name:
Title:

 Section 2.3. Additional Securities. IRSA may from time to time, without the consent of Holders of Securities outstanding, create and issue Additional Securities; provided that such Additional Securities have the same terms and conditions as the previously outstanding Securities (except for the date of issue, the issue price, the applicable legends, and the initial Payment Date); and provided further that if the Additional Securities are not fungible for U.S. federal income tax purposes with the previously outstanding Securities, such Additional Securities shall have separate CUSIP numbers and ISINs. The Additional Securities shall be consolidated with and form a single series with the previously outstanding Securities.

 Section 2.4. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Securities upon receipt of a Company Order.  A Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.  The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.4 if the Trustee (x) being advised by counsel, and after having consulted with counsel to IRSA, determines that such action may not lawfully be taken, (y) acting in good faith through its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or a Responsible Officer shall determine that such action would expose the Trustee to personal liability to existing Holders or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

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 Section 2.5. Execution of Securities. The Securities shall be executed on behalf of IRSA by each of (a) a member of its Board of Directors and (b) a member of its Supervisory Committee.  Such signatures, in accordance with applicable laws and regulations, shall be the manual or facsimile signatures of such Authorized Persons.  Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Authorized Person of IRSA who shall have executed any of the Securities shall cease to be such Authorized Person before the Security so executed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of IRSA, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who executed such Security had not ceased to be such Authorized Person of IRSA; and any Security may be executed on behalf of IRSA by such Persons as, at the actual date of the execution of such Security, shall be proper Authorized Persons of IRSA, although at the date of the execution and delivery of this Indenture any such Person was not such an Authorized Person.

 Section 2.6. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by the manual, facsimile or electronic signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee upon any Security executed by or on behalf of IRSA shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by IRSA, and IRSA shall deliver such Security to the Trustee for cancellation together with a written statement executed by an Authorized Person (which need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by IRSA, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

 Section 2.7. Global Securities. Global Securities shall be subject to the following terms:

(a) Interests in a Global Security deposited with a Depositary pursuant to this Section 2.7 shall only be exchanged for Certificated Securities only if such exchange complies with Section 2.10 and (i) DTC notifies IRSA and the Trustee that it is unwilling or unable to continue as Depositary for such Global Security or if at any time DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary so registered is not appointed by IRSA within ninety (90) days of such notice, (ii) an Event of Default has occurred and is continuing with respect to the Securities, or (iii) IRSA in its sole discretion notifies the Trustee in writing that Certificated Securities shall be delivered in exchange for such Global Security.

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(b) If interests in any Global Security in whole or, from time to time, in part, are to be exchanged for Securities in the form of Certificated Securities pursuant to Section 2.7(a), such Global Security shall be surrendered by the Depositary to the Trustee to be so exchanged, without charge, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, upon such exchange of interests in such Global Security, an equal aggregate principal amount of Certificated Securities. The Certificated Securities exchanged pursuant to this Section 2.7 shall be registered by the Co-Registrar in such names as the Depositary shall direct in writing in accordance with its records. Any Certificated Security delivered in exchange for any interest in any Rule 144A Global Security or Regulation S Global Security shall, except as provided by Section 2.10, bear the applicable Restrictive Legend as set forth on the face of the form of the Certificated Securities set forth in Exhibit B hereto.

(c) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of the Securities (or other security or property) under or with respect to the Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

 Section 2.8. Denomination and Date of Securities. The Securities shall be issued only in minimum denominations of US$1.00 and integral multiples of US$1.00 in excess thereof. Each Security shall be dated the date of its authentication.

 Section 2.9. Payments of Principal and Interest. (a) Interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or repurchase) shall be paid in immediately available funds to the Person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Payment Date; provided that interest payable at Stated Maturity or upon acceleration or repurchase shall be paid to the Person to whom principal will be payable; provided further that if and to the extent IRSA defaults in the payment of the interest, including any Additional Amounts, due on such Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Persons in whose names such Securities are registered at the end of a subsequent record date established by IRSA by notice given by or on behalf of IRSA to the Holders of the Securities in accordance with Section 12.4 not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest.

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(b) Payments of the principal of and any premium, Additional Amounts and other amounts on or in respect of any Security at Stated Maturity or upon acceleration, or repurchase shall be made to the registered Holder on such date in immediately available funds upon presentation (and if final payment) surrender of such Security at the Corporate Trust Office or at the specified office of any other Paying Agent; provided that the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Securities to be made other than at Stated Maturity or upon redemption shall be made by wire transfer or check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) DTC, as registered Holder of the Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (b) a Holder of US$1,000,000 in aggregate principal of Certificated Securities shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due.

 Section 2.10. Registration, Transfer and Exchange of Securities. (a) The Co-Registrar will keep a register (the “Register”) in the English language at its office in New York City for the registration of ownership, exchange and transfer of Securities.  In the case of the replacement of the Securities, the Register will include notations of the Security so replaced, and the Security issued in replacement thereof.  In the case of the cancellation of the Securities, the Register will include notations of the Security so cancelled and the date on which such Security was cancelled.  The Register will show the amount of the Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Securities and any payment instructions with respect thereto (if different from a Holder’s registered address).  The Co-Registrar shall at all reasonable times during office hours make the Register available to IRSA or any Person authorized by IRSA in writing for inspection and for taking copies thereof or extracts therefrom, and at the expense and written direction of IRSA, the Co-Registrar shall deliver to such Persons all lists of Holders of Securities, their addresses and amounts of such holdings as IRSA may request.

The Registrar shall maintain a duplicate register at its office in the City of Buenos Aires, Argentina to the extent permitted by applicable Argentine law in written or electronic form in the Spanish language.

None of the Trustee, the Co-Registrar or any Transfer Agent shall register the transfer of or exchange of Certificated Securities for a period of fifteen (15) days preceding the due date for any payment of interest on the Security or during the period of thirty (30) days ending on the due date for any payment of principal on the Security.  Neither the Co-Registrar or any Transfer Agent shall register the transfer of or exchange any Securities previously called for redemption or tendered for repurchase.

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(b) (i) Global Securities — DTC Book Entry Provisions. Interests in Global Securities will be transferable in accordance with the rules and procedures from time to time of DTC. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, and DTC or its nominee may be treated by IRSA, the Trustee, any Agent or any other agent hereunder as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent IRSA, the Trustee, any Agent or any other agent hereunder from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

(ii) Transfers of Global Securities in Whole. Subject to the provisions of Section 2.10(c), transfers of a Global Security shall be limited to transfers of a Global Security in whole, but not in part, to DTC, nominees of DTC or to a successor of DTC or such successor’s nominee.

(c) Notwithstanding any provision to the contrary herein, so long as Global Securities remain Outstanding and are held by or on behalf of a Depositary, transfers or exchanges of interests between Global Securities, in whole or in part, shall only be made in accordance with this Section 2.10(c).

(i) Transfers From Rule 144A Global Security to Regulation S Global Security. If a holder of a beneficial interest in the Rule 144A Global Security wishes at any time to exchange its interest in the Rule 144A Global Security for an interest in the Regulation S Global Security, or to transfer its interest in the Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, of (1) written instructions given in accordance with procedures of DTC, directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security to be exchanged or transferred, such instructions to contain information regarding the participant account of DTC to be credited with such increase and information regarding the participant account with DTC to be debited with such decrease and (2) a certificate which:

(I) for transfers or exchanges made during the Restricted Period, is in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and pursuant to, and in accordance with, Regulation S; or

(II) for transfers or exchanges made after the expiration of the Restricted Period, is in the form of Exhibit D hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and (A) that such transfer or exchange has been made pursuant to, and in accordance with, Regulation S or (B) that such transfer or exchange has been made in a transaction permitted by Rule 144,

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then, subject to the rules and procedures of DTC, the Trustee or applicable Transfer Agent shall instruct DTC to reduce the Rule 144A Global Security by the aggregate principal amount of the beneficial interest to be so exchanged or transferred, and the Trustee shall instruct DTC concurrently with such reduction, to increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Rule 144A Global Security.

(ii) Transfers From Regulation S Global Security to Rule 144A Global Security. If a holder of a beneficial interest in the Regulation S Global Security wishes at any time to exchange its interest in the Regulation S Global Security for an interest in the Rule 144A Global Security, or to transfer its interest in the Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Security, such holder may, subject to the rules and procedures of DTC exchange or transfer such interest for an equivalent beneficial interest in the Rule 144A Global Security. Upon receipt by the Trustee of (1) written instructions given in accordance with the procedures of DTC from a participant, directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Security in an amount equal to the beneficial interest in the Regulation S Global Security to be exchanged or transferred, such instructions to contain information regarding the participant’s account with DTC to be credited with such increase, and information regarding the participant’s account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Regulation S Global Security during the Restricted Period for an interest in the Rule 144A Global Security, a certificate in the form of Exhibit E hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Regulation S Global Security reasonably believes that the Person acquiring such interest in the Rule 144A Global Security is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then, subject to the rules and procedures of DTC, the Trustee or applicable Transfer Agent shall instruct DTC to reduce the Regulation S Global Security by the aggregate principal amount of the beneficial interest to be so exchanged or transferred, and the Trustee shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be so exchanged or transferred, and to credit the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

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(d) Certificated Security Transfers. Certificated Securities may be exchanged or transferred in whole or in part in the principal amount of authorized denominations by surrendering such Certificated Securities at the Corporate Trust Office, the office of the Trustee or the office of any Transfer Agent with a written instrument of transfer as provided in the assignment form attached to the form of Certificated Securities in Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing. The provisions of Section 2.10(c)(i) for transfer or exchange of an interest in the Rule 144A Global Security for an interest in the Regulation S Global Security and the provisions of Section 2.10(c)(ii) for transfer or exchange of an interest in the Regulation S Global Security for an interest in the Rule 144A Global Security shall also apply for the same types of transfers with respect to Certificated Securities.

In exchange for any Certificated Security properly presented for transfer, the Trustee shall, upon Company Order, promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Co-Registrar or at the office of any Transfer Agent, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Security or Securities in the name of such transferee and for the same aggregate principal amount as shall have been transferred. No transfer of any Certificated Securities shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of assignment form attached to the form of Certificated Securities in Exhibit B hereto.

(e) Legends. If Securities are issued upon the transfer, exchange or replacement of Securities not bearing the restrictive legends set forth in the respective applicable form of Security attached hereto (collectively, a “Restrictive Legend”), the Securities so issued shall not bear a Restrictive Legend. If Securities are issued upon the transfer, exchange or replacement of Securities bearing a Restrictive Legend, or if a request is made to remove a Restrictive Legend of a Security, the Securities so issued shall bear a Restrictive Legend as set forth on the applicable form of Security attached hereto, or the Restrictive Legend shall not be removed, as the case may be, unlessthere is delivered to IRSA and the Trustee such evidence as shall be satisfactory to IRSA, which may include an opinion of New York counsel, as may be reasonably required by IRSA (at the Holder’s expense) that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply, as the case may be, with the provisions of Rule 144A, Rule 144 or Regulation S or that such Securities are not “restricted securities” within the meaning of Rule 144, and the Trustee, upon Company Order, shall authenticate and deliver a Security that does not bear the Restrictive Legend. If the Restrictive Legend is removed from the face of a Security and such Security is subsequently held by IRSA or an Affiliate of IRSA and a Responsible Officer of the Trustee subsequently receives written notice from IRSA that such Security is a “restricted security” within the meaning of Rule 144, the Restrictive Legend shall be reinstated.

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(f) Prior to satisfaction of the applicable requirements in this Section 2.10 for registration of transfer, IRSA, the Trustee and each Agent may deem and treat the registered Holder as appears in the Register of any Security as the absolute owner of such Security, in each case for the purpose of receiving payment of the principal and any interest in respect of such Security and for all other purposes whatsoever.

(g) Transfer, registration and exchange of any Security or Securities shall be permitted and executed as provided in this Section 2.10 without any charge to the Holder of any such Security or Securities, other than any taxes or governmental charges payable on transfers or exchanges.

(h) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among any clearing systems or the Depositary’s participant, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) All the provisions and undertakings set forth above concerning registration of ownership, exchange and transfer of Securities shall be exclusively performed by The Bank of New York Mellon, acting as Co-Registrar.

If the Registrar is required to perform any of the provisions and undertakings set forth above concerning registration of ownership, exchange and transfer of Securities, with the agreement of IRSA, the Registrar may delegate such duties to another entity acting in Argentina with legal capacity to carry out such activities in accordance with the provisions of this Indenture and applicable Argentine law. The Registrar shall promptly notify IRSA if it is required to undertake any such activities so that IRSA shall designate the entity to whom the Registrar shall delegate such duties. All costs related to the delegation of such activities shall be borne by the Registrar.

Once any such delegation is made, and is accepted by the delegated entity, the Registrar shall not be liable for the breach of any of the obligations assumed by such delegated entity pursuant to this Indenture and shall be indemnified by IRSA for and held harmless against, any and all losses, damages, liabilities, judgments, claims, causes of action, costs and expenses (including reasonable and documented fees and disbursements of legal counsel) incurred directly or indirectly, without negligence or bad faith on the part of the Registrar, arising out of or in connection with the performance of the duties assumed by the delegate Registrar under this Indenture.

For the avoidance of doubt, the obligations of the Registrar and Co-Registrar hereunder are several and not joint.

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Section 2.11. Mutilated, Defaced, Destroyed, Stolen and Lost Securities; Cancellation and Destruction of Securities. (a) The Trustee shall, in accordance with any terms and conditions set forth in this Indenture, and upon provision of evidence satisfactory to the Trustee and to IRSA that any Security was mutilated, defaced, destroyed, stolen or lost, together with such indemnity as the Trustee and IRSA may require to hold each of them harmless, upon receipt of a Company Order, authenticate and deliver from time to time such Securities in exchange for or in lieu of such Securities that become mutilated, defaced, destroyed, stolen or lost. Each Security delivered in exchange for or in lieu of any other Security shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Security.

(b) All Securities surrendered for payment, transfer or exchange shall be delivered to the Trustee. The Trustee shall cancel and dispose of all such Securities surrendered for payment, transfer or exchange, in accordance with its security destruction policy, and shall, upon written request, deliver written confirmation thereof to IRSA.

(c) Upon the issuance of any substitute Security, the Holder of such Security, if so requested by IRSA, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee, its counsel and its agents) in connection with the preparation and issuance of the substitute Security.

(d) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of IRSA, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.12. Purchase. IRSA, its Affiliates and its Subsidiaries may at any time purchase or otherwise acquire any Security in the open market or otherwise at any price and may resell or otherwise dispose of such Security at any time, provided that if any such Securities that are resold are not fungible with the Securities initially offered for U.S. federal securities laws or income tax purposes, such resold Securities will have one or more separate CUSIP numbers and ISINs.

ARTICLE III

COVENANTS OF IRSA

Section 3.1. Payment of Principal and Interest. (a) IRSA covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and interest on the Securities (including Additional Amounts), and any other payments to be made by IRSA under the Securities and this Indenture, at the place or places, at the respective times and in the manner provided in the Securities and this Indenture.

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(b) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Securities and this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, IRSA, the Trustee or any Paying Agent is or has agreed to be subject, IRSA hereby covenants with the Trustee and each Paying Agent that it will use commercially reasonable efforts to provide each of the Trustee and the Paying Agents with sufficient information so as to enable the Trustee and the Paying Agents to determine whether or not the Trustee or such Paying Agent, as applicable, has tax related obligations under Applicable Tax Law. The Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law for which the Trustee and each Paying Agent shall not have any liability.

(c) In the event of any foreign exchange restriction (including, but not limited to de facto restrictions) or prohibition in Argentina, IRSA shall make any and all payments in respect of interest on, or principal of, the Securities, to the extent permitted by applicable law, in U.S. dollars by:

(i) purchasing, with Pesos any series of Argentine Discount Bonds or Argentine Par Bonds or any other securities or public or private bonds issued in Argentina and denominated in U.S. dollars and transferring and selling such securities outside Argentina for U.S. dollars, or

(ii) by means of any other legal procedure existing in Argentina for the purchase of U.S. dollars and their subsequent transfer abroad.

All costs and taxes payable in connection with the procedures referred to above shall be borne by IRSA. IRSA’s payment obligations may only be deemed satisfied and discharged upon receipt by the relevant Holder or the Trustee, as the case may be, of the U.S. dollar amounts obtained through the transactions specified above necessary to satisfy the relevant amount owing on the Securities.

(d) IRSA covenants and agrees that Section 765 of the Argentine Civil and Commercial Code is not applicable with respect to any payments to be made in connection with the Securities and forever and irrevocably waives any right that might assist IRSA in any claim that payments made or to be made in connection with the Securities and this Indenture are payable in any currency other than in U.S. dollars. IRSA hereby waives and renounces the applicability of Section 765 of the Argentine Civil and Commercial Code to any payments made or to be made in connection with the Securities and this Indenture.

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Section 3.2. Offices for Payments, etc. So long as any of the Securities remain Outstanding, IRSA will maintain in New York City the following: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for exchange, transfer or registration of transfer as in this Indenture provided and (c) where notices and demands to or upon IRSA (other than the type contemplated by Section 12.7) in respect of the Securities or of this Indenture may be served. IRSA hereby initially appoints the Trustee at its office or agency for each such purpose and designates the Corporate Trust Office as the office to be maintained by it for each such purpose. In case IRSA shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands (other than the type contemplated by Section 12.7) may be made and notices may be served at all times at the Corporate Trust Office and IRSA hereby appoints the Trustee as its agent to receive all such presentations, demands and notices. As required by Argentine law and by the CNV, IRSA will maintain a Registrar, a Paying Agent and a Transfer Agent in Argentina. Banco Santander Argentina S.A. at its office at Av. Juan de Garay 151, City of Buenos Aires, Argentina, will initially act as such Registrar, Paying Agent and Transfer Agent in Argentina, as well as the Representative of the Trustee in Argentina. The Registrar, the Co-Registrar, each of the Paying Agents and each of the Transfer Agents may change their respective specified offices set forth herein to some other specified offices in the same city. IRSA will promptly give to the Trustee and the Holders (and, if so required, the CNV, BYMA, MAE or such other securities exchange on which the Securities may be listed) written notice of any change of location of specified offices, or of any resignation, termination or appointment of any Agent.

Section 3.3. Appointment to Fill a Vacancy in Office of Trustee. IRSA, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall, at all times, be a Trustee with respect to the Securities.

Section 3.4. Payments and Paying Agents. (a) IRSA will, on or before 10:00 AM (New York City time) at least one (1) Business Day prior to each Payment Date deposit with the Trustee a sum in U.S. Dollars sufficient to pay such principal, premium or interest (including Additional Amounts) so becoming due. IRSA shall request that the bank through which any such payment is to be made agrees to supply to the Trustee two (2) Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT) of its intention to make such payment.

(b) At least five (5) Business Days prior to the first Payment Date of interest or principal and, if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, at least five (5) Business Days prior to each Payment Date of interest or principal thereafter, IRSA shall furnish the Trustee with an Officer’s Certificate instructing the Trustee as to any circumstances in which payments of principal of or interest on any Securities (including Additional Amounts) due on such Payment Date shall be subject to deduction or withholding for or on account of any taxes and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if IRSA therefore becomes liable to pay Additional Amounts, then such Officer’s Certificate shall specify (i) the amount required to be deducted or withheld and the Additional Amounts due to Holders of such Securities, (ii) that IRSA shall pay in a timely manner such amount to be deducted or withheld to the appropriate governmental authority, and (iii) that IRSA will pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders. IRSA agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, claim, damage, cost, liability or expense reasonably incurred by them without negligence or willful misconduct on their respective parts, arising out of or in connection with actions taken or omitted by them in reliance on any Officer’s Certificate furnished pursuant to this Section 3.4(b) or the failure to furnish any such certificate. The obligations of IRSA under the preceding sentence shall survive the payment of the Securities, the resignation or removal of the Trustee or any Paying Agent and/or the termination of this Indenture.

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(c) Each of the Paying Agents hereby agrees (and whenever IRSA shall appoint a Paying Agent with respect to the Securities other than those specified in Section 3.2, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree), subject to the provisions of this Section 3.4:

(i) that it will hold all sums received by it as such agent for the payment of the principal of or interest due on any Securities (whether such sums have been paid to it by or on behalf of IRSA or by any other obligor on the Securities) in trust for the benefit of the Holders of such Securities or of the Trustee,

(ii) that it will give the Trustee written notice of any failure by IRSA (or by any other obligor on the Securities) to make any payment of the principal of or interest on any Securities (including Additional Amounts) and any other payments to be made by or on behalf of IRSA under this Indenture or such Securities when the same shall be due and payable, and

(iii) that it will transfer any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

IRSA shall give, at its expense, notice of the appointment of any Paying Agents (other than those specified in Section 3.2) to the Holders as specified in Section 12.4, and to the CNV if required under Argentine law.

The Trustee, in its capacity as the Principal Paying Agent, shall arrange with all such Paying Agents for the payment, from funds furnished by IRSA to the Trustee pursuant to this Indenture, of the principal of and interest on the Securities (including Additional Amounts).

If IRSA shall act as its own Paying Agent with respect to any Securities, it will, on or before each Payment Date on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due.  IRSA will promptly notify the Trustee in writing of any failure to take such action.

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Anything in this Section 3.4 to the contrary notwithstanding, IRSA may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by IRSA or any Paying Agent hereunder, as required by this Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.4 to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

Section 3.5. Taxation. (a) All payments of principal, premium or interest by IRSA in respect of each Security shall be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature (including penalties and interest related thereto) (“Taxes”), unless IRSA is compelled by law to deduct or withhold such Taxes. If any withholding or deduction from payments made with respect to the Securities is required for or on account of Taxes imposed or levied by or on behalf of an Applicable Jurisdiction (“Applicable Taxes”), IRSA shall pay such additional amounts (“Additional Amounts”) in respect of such Applicable Taxes as may be necessary to ensure that the net amounts received by the Holders of the Securities after such withholding or deduction shall equal the respective amounts that would have been receivable in respect of the Securities in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i) to or on behalf of a Holder or beneficial owner of a Security that is liable for Applicable Taxes in respect of such Security by reason of having a present or former connection with an Applicable Jurisdiction other than merely holding or beneficially owning such Security or enforcing rights with respect to such Security or the receipt of income or any payments in respect thereof;

(ii) to or on behalf of a Holder or beneficial owner of a Security in respect of Applicable Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Security to comply with any certification, identification, information, documentation or other reporting requirement (within thirty (30) calendar days following a written request from IRSA to the Holder for compliance) if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Applicable Taxes;

(iii) to or on behalf of a Holder or beneficial owner of a Security in respect of any estate, inheritance, gift, sales, use, excise, value added, transfer, personal assets or similar tax, assessment or other governmental charge;

(iv) to or on behalf of a Holder or beneficial owner of a Security in respect of Applicable Taxes payable otherwise than by withholding from payment of principal of, premium, if any, or interest on the Securities;

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(v) to or on behalf of a Holder or beneficial owner of a Security in respect of Applicable Taxes that would not have been imposed but for the fact that the Holder presented such Security for payment (where presentation is required) more than thirty (30) days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Securityholders by the Trustee;

(vi) with respect to any Security presented for payment (where presentation is required) at an office of a Paying Agent in Argentina (provided the Securities can also be presented at an office of a Paying Agent outside of Argentina without any such withholding or deduction);

(vii) with respect to any Taxes imposed under FATCA;

(viii) with respect to any Applicable Taxes imposed by Argentina or any political subdivision thereof or any authority therein to the extent that IRSA has determined, based on information obtained directly from the recipient or from third parties, that such Applicable Taxes are imposed (x) due to the residence of the foreign recipient of the payment in a jurisdiction designated as a non-cooperating jurisdiction (jurisdicción no cooperante), or (y) due to the fact that the funds invested by the foreign recipient of the payment are originated in a jurisdiction designated as a non-cooperating jurisdiction (jurisdicción no cooperante), in each case as determined under applicable Argentine laws or regulation; or

(ix) with respect to any combination of items (i) through (viii) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Securities to any Holder of a Security who is a fiduciary or partnership (including an entity treated as a partnership for United States federal income tax purposes) or limited liability company or any person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or the beneficial owner of such payment would not have been entitled to such Additional Amounts had it been the Holder of such Securities.

All references in this Indenture to principal, premium or interest payable with respect to the Securities shall be deemed to include references to any Additional Amounts payable under this Section 3.5 with respect to such principal, premium or interest. IRSA will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any amounts deducted or withheld in accordance with this Section 3.5 promptly upon IRSA’s payment thereof, and copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

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(b) IRSA will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside any Applicable Jurisdiction except those resulting from, or required to be paid in connection with, the enforcement of the Securities after the occurrence and during the continuance of any Event of Default.

Section 3.6. Maintenance of Books and Records. IRSA will maintain books, accounts and records in accordance with IFRS.

Section 3.7. Status and Ranking. (a) IRSA will ensure that its obligations under each Security will rank at least pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of IRSA (other than obligations preferred by statute or by operation of law, including, without limitation, tax and labor related claims).

(b) IRSA will ensure that each Security will at all times qualify as “obligaciones negociables simples no convertibles” under the Negotiable Obligations Law and will be entitled to the benefits set forth therein and subject to the procedural requirements thereof.

Section 3.8. Listing. IRSA will use all reasonable efforts to cause the Securities to be accepted for trading on BYMA and the MAE, as applicable.

Section 3.9. Maintenance of Corporate Existence; Properties. IRSA will, and will cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefore (except for transactions not otherwise prohibited by Article VIII), (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business and (c) keep all its property used or useful in the conduct of its business in good working order and condition; provided that this covenant shall not require IRSA to do so if in each case (i) the Board of Directors of IRSA shall determine in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of business of IRSA or (ii) the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of IRSA and its Subsidiaries taken as a whole.

Section 3.10. Compliance with Law. IRSA will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and resolutions of each Government Agency having jurisdiction over it or its business except where the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of IRSA and its Subsidiaries taken as a whole.

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Section 3.11. Reports to Holders. For so long as any Securities remain Outstanding, IRSA will:

(a) Provide the Trustee with copies of its(i) annual financial statements audited by an internationally recognized firm of independent public accountants within 135 days after the end of IRSA’s fiscal year (which, as of the date of this Indenture, is June 30 of each year) and (ii) quarterly financial statements (including a balance sheet, income statement and statement of cash flow for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 60 days of the end of each of the first three (3) fiscal quarters of each fiscal year. Such annual and quarterly financial statements will be accompanied by a “management’s discussion and analysis” or other report of management providing an overview in reasonable detail of the results of operations and financial condition of IRSA and its Subsidiaries for the periods presented. English translations of the foregoing documents will be provided for any documents prepared in a language other than English; provided that IRSA will not be required to provide such copies of public filings which may be obtained from the SEC via EDGAR System or the CNV via its Financial Information System (Autopista de Información Financiera), or their respective successors; and

(b) Provide the Trustee with copies (including English translations of documents prepared in a language other than English) of certain material public filings made with any securities exchange or securities regulatory agency or authority promptly after such filing; provided that IRSA will not be required to provide such copies of public filings which may be obtained from the SEC via the EDGAR System or its successor or through the CNV via its Financial Information System (Autopista de Información Financiera), or its successor.

In addition, at any time when IRSA is not subject to Section 13 or 15(d) of the Exchange Act or is exempt from the reporting requirements thereunder pursuant to Rule 12g3-2(b) of the Exchange Act, IRSA will make available, upon request, to the Holders or prospective purchasers the information required pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of the above reports and the information described in this Section 3.11to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including IRSA’s or any Subsidiary’s compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no obligation to monitor IRSA’s compliance with its obligations under this Section 3.11.

Section 3.12. Other Information. For so long as any of the Securities remain Outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, IRSA will, during any period in which it is neither subject to Section 13 or 15(d) under the Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available to any Holder or any owner of a beneficial interest in a Global Security, to a prospective purchaser of a Security or beneficial interest therein who is a Qualified Institutional Buyer, or to the Trustee for delivery, at IRSA’s expense, to such Holder or beneficial owner or prospective purchaser, as the case may be, in connection with any sale thereof, in each case at the Holder’s written request to IRSA, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

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Section 3.13. Notice of Default. IRSA will notify the Trustee in writing promptly after IRSA becomes aware of the occurrence and continuance of any Event of Default. Each notice pursuant to this Section 3.13 shall state that it constitutes a “notice of default” hereunder and shall be accompanied by an Officer’s Certificate signed by the Chief Executive Officer or the Chief Financial Officer of IRSA setting forth the details of such Event of Default and stating what action IRSA proposes to take with respect thereto.

Section 3.14. Further Actions. IRSA will use its reasonable efforts to take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its payment obligations under the Securities and this Indenture, as the case may be, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Securities and this Indenture admissible in evidence in the courts of Argentina.

Section 3.15. Suspension of Covenants. During any period of time that (i) the Securities achieve Investment Grade Ratings from at least two of the three Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), with respect to the Securities, IRSA will not be subject to the provisions described under Sections3.16, 3.17 and 3.19 (collectively, the “Suspended Covenants”).

In the event that IRSA and its Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one of the Rating Agencies withdraws its Investment Grade Rating or downgrades its rating assigned to the Securities below an Investment Grade Rating, and as a result of such withdrawal or downgrade, the Securities no longer have Investment Grade Ratings from at least two (2) of the three (3) Rating Agencies, then IRSA will thereafter again be subject to the Suspended Covenants. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of Section 3.16(to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first paragraph of Section 3.16 such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (f) of the second paragraph of Section 3.16.

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IRSA shall promptly notify the Trustee in writing of the occurrence of any Covenant Suspension Event pursuant to this Section 3.15. In the absence of such notice, the Trustee shall assume that the Suspended Covenants are in full force and effect. IRSA shall promptly notify the Trustee in writing upon the reinstatement of the Suspended Covenants after a Reversion Date. In the absence of such notice, the Trustee shall assume that the Suspension Period continues to remain in effect. The Trustee will have no obligation to (i) independently determine or verify if any of the events described in this Section 3.15 have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on IRSA’ s or any of its Subsidiary’s future compliance with their covenants or (iii) notify the Holders of the commencement of the Suspension Period or the Reversion Date.

Section 3.16. Limitation on Incurrence of Additional Indebtedness.

(1) IRSA will not Incur any Indebtedness, including Acquired Indebtedness, except that IRSA may Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Interest Coverage Ratio of IRSA is greater than 2.00 to 1, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence.

(2) Notwithstanding clause (1) above, IRSA may Incur the following Indebtedness (“Permitted Indebtedness”):

(a) Indebtedness in respect of the Securities, including Additional Securities;

(b) Guarantees of obligations permitted to be Incurred in accordance with this covenant;

(c) Hedging Transactions entered into in the ordinary course of business and not for speculative purposes, including, without limitation, Hedging Transactions in respect of the Securities;

(d) Indebtedness Incurred for the purpose of financing all or any part of the cost of constructing, acquiring or improving any asset used or useful in a Permitted Business of IRSA or a Subsidiary in an aggregate outstanding principal amount not to exceed 10% of total Consolidated Tangible Assets of IRSA, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence;

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(e) Indebtedness between or among IRSA on the one hand, and any of its Subsidiaries, on the other hand;

(f) Indebtedness outstanding on the Issue Date, including, for the avoidance of doubt, any Existing Notes that have not been accepted for exchange pursuant to the Exchange Offer and any other Indebtedness of IRSA PC prior to its merger with and into IRSA;

(g) Indebtedness in respect of any obligations under workers’ compensation claims, severance payment obligations, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds, letters of credit or completion or performance guarantees and factoring and other financing of payables or receivables or other similar obligations in the ordinary course of business;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(i) Refinancing Indebtedness in respect of:

(1) Indebtedness (other than Indebtedness owed to any Subsidiary of IRSA) Incurred pursuant to clause (1) of this Section 3.16 (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1)), or

(2) Indebtedness Incurred pursuant to clauses (2)(a), (d), (f), (i) or (j) of this Section 3.16;

(j) Acquired Indebtedness if the Consolidated Interest Coverage Ratio for IRSA’s most recently completed four fiscal quarters determined immediately after giving effect to such Incurrence and the related acquisition (including through a merger, consolidation or otherwise) is equal to or greater than the Consolidated Interest Coverage Ratio of IRSA determined immediately before giving effect to such Incurrence and the related acquisition;

(k) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by IRSA in connection with such disposition;

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(l) Indebtedness to the extent the net proceeds thereof are promptly used to redeem the Securities in full or deposited to defease or discharge the Securities, in each case in accordance with this Indenture;

(m) Deeply Subordinated Indebtedness;

(n) Indebtedness represented by working capital Indebtedness in an aggregate outstanding principal amount not to exceed US$40,000,000 (or the equivalent thereof in another currency at the time of determination); and

(o) Additional Indebtedness in an aggregate outstanding principal amount not to exceed 15.0% of consolidated total assets of IRSA, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence.

(3) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.16; provided that any such outstanding additional Indebtedness paid in respect of Indebtedness Incurred pursuant to any provision of clause (2) of this Section 3.16 will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision. For purposes of determining compliance with this Section 3.16, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (2)(a) through (2)(o) of this Section 3.16, or is entitled to be incurred pursuant to paragraph (1) of this Section 3.16, IRSA will be permitted to classify such item of Indebtedness on the date of its incurrence and may, in its sole discretion, divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant. Notwithstanding any other provision of this Section 3.16, the maximum amount of Indebtedness that IRSA may incur pursuant to this Section 3.16 shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

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Section 3.17. Limitation on Restricted Payments. IRSA shall not take any of the following actions (each, a “Restricted Payment”):

(a) declare or pay any dividend or make any distribution, whether in cash or in kind, on or in respect of shares of Capital Stock of IRSA to holders of such Capital Stock (other than dividends or distributions payable in Capital Stock of IRSA); or

(b) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of IRSA (other than any such shares held by IRSA or a Subsidiary);

unless, at the time of the Restricted Payment and immediately after giving effect thereto:

(i) no Event of Default shall have occurred and be continuing;

(ii) IRSA is able to Incur at least US$1.00 of additional Indebtedness pursuant to clause (1) of Section3.16; and

(iii) The aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (excluding those permitted to be made pursuant to the further provisions below) exceeds the sum of:

(A) 100% of cumulative Consolidated EBITDA for the period (treated as one accounting period) from July 1, 2020 through the last day of the last fiscal quarter ended prior to the date of such Restricted Payment minus an amount equal to 150% of cumulative Consolidated Interest Expense for such period; and

(B) any reductions of Indebtedness of IRSA or its Subsidiaries after the Issue Date (other than Indebtedness of Subsidiaries owed to IRSA) by conversion or exchange to Capital Stock of IRSA or its Subsidiaries.

Notwithstanding the preceding paragraph, this Section 3.17 will not prohibit:

(1) the payment of any dividend or distribution or redemption within sixty (60) days after the date of declaration of such dividend or distribution or notice of redemption if such payment would have been permitted on the date of such declaration or notice;

(2) the purchase, redemption or other acquisition or retirement of any Capital Stock of IRSA made in exchange for or out of the proceeds of the issuance or sale of Capital Stock of IRSA;

(3) the purchase, redemption or other acquisition or retirement of any Capital Stock or other securities exercisable or convertible into Capital Stock from any current or former employees, officers, directors or consultants of IRSA or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees, officers or directors, or the termination of retention of any such consultants;

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(4) the purchase, redemption or other acquisition or retirement of any Capital Stock deemed to occur upon the exercise of stock options, warrants or similar rights if such Capital Stock represents a portion of the exercise price of those stock options, warrants or similar rights;

(5) the purchase, redemption or other acquisition or retirement of any fractional shares arising out of stock dividends, splits or combinations or business combinations;

(6) payments or distributions to dissenting stockholders of Capital Stock of IRSA or its Subsidiaries pursuant to applicable law in connection with a consolidation, merger or similar transaction that complies with the provisions of this Indenture;

(7) Restricted Payments in an amount not to exceed the sum of the aggregate net proceeds and the Fair Market Value of any property or other assets received by IRSA or any Subsidiary after the Issue Date from (i) contributions of capital or the issuance or sale of Capital Stock or (ii) the issuance of any Indebtedness of IRSA or any of its Subsidiaries that has been converted into or exchanged for Capital Stock after the Issue Date; or

(8) Restricted Payments in an aggregate amount made subsequent to the Issue Date not to exceed the greater of US$50.0 million (or the equivalent in other currencies) and 10% of the consolidated total assets of IRSA as of the last date of the most recent fiscal quarter of IRSA.

Section 3.18. Limitation on Liens. IRSA will not Incur any Liens (except for Permitted Liens) against or upon any of its properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness, without expressly providing that the Securities are secured equally and ratably with the obligations so secured for so long as such obligations are so secured.

Section 3.19. Limitation on Transactions with Affiliates. IRSA will not enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless the terms of such Affiliate Transaction are not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of IRSA; provided that the foregoing limitation will not apply to:

(a) Affiliate Transactions with or among IRSA and any of its Subsidiaries;

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(b) fees and compensation paid to, and any indemnity and insurance provided on behalf of (and entering into related agreement with), officers, directors, employees, consultants or agents of IRSA or any Subsidiary as determined in good faith by IRSA’s Board of Directors;

(c) Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Holders of the Securities, taken as a whole, than the original agreement as in effect on the Issue Date);

(d) loans and advances to officers, directors and employees of IRSA or any Subsidiary in the ordinary course of business in an aggregate outstanding principal amount not exceeding US$1,000,000 (or the equivalent in other currencies); and

(e) transactions in which IRSA delivers to the Trustee a written opinion from an Independent Financial Advisor stating that such transaction or series of transactions is fair to IRSA from a financial point of view or stating that that the terms thereof are not materially less favorable to IRSA than those that could reasonably be expected to have been obtained by IRSA in a comparable transaction at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate.

Section 3.20. Conduct of Business. IRSA and its Subsidiaries, taken as a whole, will remain primarily engaged in Permitted Businesses.

Section 3.21. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that IRSA purchase all or a portion (in integral multiples of US$1.00) of the Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to (and excluding) the date of purchase (the “Change of Control Payment”).

(b) Within thirty (30) days following the date upon which the Change of Control Triggering Event occurred, IRSA must deliver a notice to each Holder, with a copy to the Trustee, offering to purchase the Securities as described above (a “Change of Control Offer”). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date the notice is given, other than as may be required by law (the “Change of Control Payment Date”).

(c) On the Business Day immediately preceding the Change of Control Payment Date, IRSA will, to the extent lawful deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and not withdrawn. On the Change of Control Payment Date, IRSA will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and

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(2) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by IRSA.

(d) If only a portion of a Security is purchased pursuant to a Change of Control Offer, a new Security in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Security (or appropriate adjustments to the amount and beneficial interests in a Global Security will be made, as appropriate). In all cases Holders of the Securities shall be treated on an equal basis.

(e) IRSA will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by IRSA and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described under Section 10.1 unless and until there is a default in payment of the applicable redemption price.

(f) In the event that Holders of not less than 95% of the aggregate principal amount of the Outstanding Securities accept a Change of Control Offer and IRSA or a third party purchases all of the Securities held by such Holders, IRSA will have the right, on not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the Change of Control Payment Date described above, to redeem all of the Securities that remain Outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Securities that remain Outstanding, to, but excluding, the date of repurchase (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(g) Holders, by acceptance of the Securities, are deemed to acknowledge that other existing and future Indebtedness of IRSA may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require IRSA to repurchase the Securities upon a Change of Control Triggering Event may cause a default under such Indebtedness even if the Change of Control itself does not.

Holders, by acceptance of the Securities, are deemed to acknowledge that if a Change of Control Triggering Event occurs, there can be no assurance that IRSA will have available funds sufficient to make the Change of Control Payment for all the Securities that might be delivered by Holders seeking to accept the Change of Control Offer.

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(h) Holders will not be entitled to require IRSA to purchase their Securities in the event of a takeover, recapitalization, leveraged buyout or similar transaction which does not result in a Change of Control Triggering Event.

(i) IRSA will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.21, IRSA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by doing so.

(j) Holders by acceptance of the Securities, are deemed to acknowledge that the definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of IRSA and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require IRSA to repurchase its Securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IRSA and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ARTICLE IV

DEFAULTS AND REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 4.1. Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing with respect to the Securities:

(a) IRSA shall fail to pay any principal, premium or interest (or Additional Amounts, if any) on the Securities on the date when it becomes due and payable in accordance with the terms thereof, and such failure shall continue for a period of seven days (in the case of principal) or fourteen (14) days (in the case of interest or Additional Amounts, if any);

(b) IRSA shall fail duly to perform or observe any other covenant or obligation under this Indenture or the Securities, and such failure shall continue for a period of ninety (90) days after written notice to that effect is received by IRSA or by IRSA and the Trustee from the Holders of at least 25% in aggregate principal amount of the Outstanding Securities specifying such failure and requiring it to be remedied and stating that such notice constitutes a “notice of default” under this Indenture;

(c) IRSA shall fail to pay when due at the final scheduled maturity thereof principal of any of its Indebtedness in an aggregate past due principal amount of at least US$40,000,000 (or the equivalent thereof in another currency at the time of determination) and such failure shall continue after the cure period, if any, applicable thereto, or any other event of default shall occur under any agreement or instrument relating to any such Indebtedness in an aggregate principal amount of at least US$40,000,000 (or the equivalent thereof in another currency at the time of determination), and in each case such other event of default shall result in the acceleration of the final scheduled maturity thereof in an aggregate past due principal amount of at least US$40,000,000 (or the equivalent thereof at the time of determination) provided, that a failure to pay any amounts due under Existing Notes that are not accepted for exchange pursuant to the exchange offer described in the Exchange Offer Memorandum will not constitute an Event of Default under this clause (c);

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(d) a court having jurisdiction enters a final decree or order for (1) relief in respect of IRSA in an involuntary case under the Argentine Law No. 24,522, as amended (the “Bankruptcy Law”), or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (2) the appointment under any applicable bankruptcy, insolvency or other similar law of an administrator, receiver or trustee for IRSA for all or substantially all of the property of IRSA and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(e) IRSA (1) commences a voluntary case under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (2) consents to the appointment under any applicable bankruptcy, insolvency or other similar law of or taking possession by an administrator, receiver, trustee or intervenor for IRSA for all or substantially all of the properties of IRSA;

then the Trustee shall, upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities, by written notice to IRSA, declare all the Securities then Outstanding to be immediately due and payable. If an Event of Default set forth in Section 4.1(c) has occurred and is continuing with respect to the Securities, such Event of Default shall be automatically rescinded and annulled once the event of default or payment default triggering such Event of Default pursuant to Section 4.1(c) shall be remedied or cured by IRSA or waived by the holders of the relevant Indebtedness. No such rescission and annulment shall affect any subsequent Event of Default or impair any right consequent thereto. Upon any such declaration of acceleration, the principal of the Securities and the interest accrued thereon and all other amounts payable with respect to such Securities shall become and be immediately due and payable. If the Event of Default or Events of Default giving rise to any such declaration of acceleration are cured following such declaration, such declaration may be rescinded by the Holders of such Securities in the manner set forth in this Indenture.

At any time after a declaration of acceleration has been made with respect to the Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to IRSA and the Trustee, may rescind and annul such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree; (ii) IRSA has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue installments of interest on the Securities, (B) the principal of (and premium, if any, on) the Securities which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefore by the terms of the Securities, to the extent that payment of such interest is lawful, and (C) all sums paid or advanced by the Trustee and the Agents hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel; and (iii) all Events of Default with respect to the Securities, other than the nonpayment of the principal, premium or interest on the Securities that has become due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

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Section 4.2. Collection of Indebtedness by Trustee. IRSA covenants that (a) in case there shall be a default in the payment of any installment of interest (including Additional Amounts) on the Securities when such interest (including Additional Amounts) shall have become due and payable, and such default shall have continued for a period of fourteen (14) days or (b) in case there shall be a default in the payment of all or any part of the principal of the Securities when the same shall have become due and payable, whether upon maturity or by declaration or otherwise, and such default continues for a period of seven (7) days; then upon demand by the Trustee, IRSA will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable for principal or interest (including Additional Amounts), as the case may be (with interest to the date of such payment upon the overdue principal) and in addition thereto, IRSA will pay such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and reimbursement of the expenses of, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6, except as a result of its own negligence or willful misconduct.

In case IRSA shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against IRSA or other obligor upon the Securities and collect in the manner provided by law out of the property of IRSA or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

All rights of action and of asserting claims under this Indenture or under the Securities may be enforced by the Trustee without the possession of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.3. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article IV in respect of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (including Additional Amounts), upon presentation of the Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee and/or any predecessor Trustee under Section 5.6, except for any such amounts that result from its own negligence or willful misconduct;

SECOND: To the payment of all amounts due to the Agents under Section 1.2;

THIRD: In case the principal shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) on the Securities in the order of the maturity of the installments of such interest (including Additional Amounts), with interest upon the overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in the Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

FOURTH: In case the principal shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest (including Additional Amounts), with interest upon the overdue principal, and upon overdue installments of interest (including Additional Amounts), at the rate or rates of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest (including Additional Amounts), without preference or priority of principal over interest (including Additional Amounts), or of interest over principal, or of any installment of interest over any other installment of interest, or of the Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts); and

FIFTH: To the payment of the remainder, if any, to IRSA or any other Person lawfully entitled thereto of which the Trustee has received written notice.

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Section 4.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.5. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case IRSA, the Holders and the Trustee shall, subject to any determination in such proceeding and to applicable law, be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of IRSA, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.6. Limitations on Suits by Securityholders. Except as provided in Section 4.7, no Holder of any Security shall have any right by virtue or by availing itself of any provision of this Indenture or of the Securities, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Securities, (ii) Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity and/or security satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee for ninety (90) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and (iv) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9; it being understood and intended that no Holder of Securities shall have any right in any manner whatever by virtue of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities.

Section 4.7. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security (including Additional Amounts) on or after the respective due dates expressed in such Security, or to institute suit, including a summary judicial proceeding (acción ejecutiva individual) in Argentina pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective due dates, shall not be impaired or adversely affected without the consent of such Holder.

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Section 4.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.9. Control by Securityholders. Subject to Section 5.1(e), the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability and shall not be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 4.10. Waiver of Past Defaults. At a meeting duly convened at which a quorum is present as provided in Section 6.6 or by any other reliable means as provided in such Section, the Holders of a majority in aggregate principal amount of the Outstanding Securities represented and voting at such meeting may, on behalf of the Holders of all the Securities, waive any past or present default or Event of Default with respect to such Securities and its consequences, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of greater than a majority of the Holders of Outstanding Securities as provided in Section 7.2. In the case of any such waiver, IRSA, the Trustee and the Holders of Securities shall be restored to their former positions and rights hereunder, respectively.

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Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred with respect to the Securities, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon or affect the Securities.

Section 4.11. Payments after a Default. Upon the occurrence of an Event of Default with respect to the Securities and the subsequent declaration by the Trustee or the relevant Holders that the principal amount of all the Securities is due and payable immediately, the Trustee may by notice in writing: (a) to IRSA and any Paying Agent, require each Paying Agent to deliver all Securities and all moneys, documents and records held by it with respect to the Securities to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Securities, and thereafter to hold all Securities and all moneys, documents and records held by it in respect to such Securities to the order of the Trustee; provided that the Trustee shall not thereby become obligated, or have any obligation, to compensate or indemnify such Paying Agent or to reimburse such Paying Agent for any expense.

Section 4.12. Notice of Events of Default. If an Event of Default occurs and is continuing with respect to the Securities of which the Trustee is deemed to have knowledge in accordance with Section 5.2, the Trustee shall give to Holders of Securities a notice of the Event of Default in accordance with Section 12.4 within ninety (90) days after the Trustee is deemed to have knowledge unless such Event of Default shall have been cured or waived. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

ARTICLE V

 CONCERNING THE TRUSTEE

Section 5.1. Duties and Responsibilities of the Trustee. (a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

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(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Section 5.1(a);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) none of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article V.

(e) Notwithstanding any provision herein to the contrary, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture unless such Securityholders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

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Section 5.2. Certain Rights of the Trustee.

(a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution of the Board of Directors, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of IRSA mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary of the Board of Directors of IRSA.

(c) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guarantee, note, coupon, security, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(e) The Trustee may consult with counsel at IRSA’s expense and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any negligence or willful misconduct on the part of any such agent or attorney appointed with due care by it hereunder.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder.

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(h) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture and the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(i) The Trustee shall not be deemed to have notice of any Event of Default with respect to the Securities unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j) The Trustee may at any time request, and IRSA shall, deliver an Officer's Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers and Authorized Persons authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer's Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, epidemics, pandemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(l) Neither the Trustee nor any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire as to IRSA’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Securities).

(m) Any resolutions of the Board of Directors of IRSA required to be delivered to the Trustee pursuant to this Indenture may be in Spanish and need not be accompanied by an English translation and the Trustee shall have not duty or obligation to review such resolutions or otherwise inquire as to or confirm the content thereof, and the Trustee may conclusively rely upon the receipt of any such resolutions as to the requisite authority for the action relating to purpose for which they were delivered.

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(n) To the extent that the consent or authorization of the CNV or any other Argentine governmental or regulatory authority or compliance with the Negotiable Obligations Law is required for IRSA's, the Trustee's or any Agent's performance under the Securities or this Indenture, none of the Trustee or any Agent shall have any duty or obligation to determine whether such approval, consent or authorization or compliance is required or any duty or obligation to obtain any consent, approval or authorization or ensure such compliance. IRSA shall notify the Trustee and the Agents, as applicable, in writing if the approval, consent or authorization of the CNV or such other Argentine governmental or regulatory authority or compliance with the Negotiable Obligations Law, as applicable, is required for IRSA's or the Trustee's or any Agent’s performance under the Securities or this Indenture and, if applicable, whether or not such consent has been obtained by IRSA.

(o) Neither the Trustee nor any Agent shall be liable or responsible for determining if the aggregate principal amount of Securities issued under this Indenture (together with any other debt securities issued pursuant to the Program) exceed the maximum amount of debt securities issuable pursuant to the Program. IRSA’s delivery of Securities to the Trustee for authentication for time to time pursuant to Section 2.4 shall constitute a representation and warranty by IRSA that the issuance and authentication of such Securities shall not cause the maximum aggregate principal amount of outstanding debt securities allowed under the Program to be exceeded.

Section 5.3. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of IRSA, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture, the Exchange Offer Memorandum or any offering materials or of the Securities; provided that the Trustee represents that (i) it is duly authorized to execute this Indenture and perform its obligations hereunder, and (ii) it has reviewed the English translations of IRSA´s shareholders’ meeting minutes and IRSA´s Board of Directors’ meeting minutes referenced in the first and second recitals to this Indenture authorizing the creation of the Program and the issuance of the Securities. The Trustee shall not be accountable for the use or application by IRSA of any of the Securities or of the proceeds thereof.

Section 5.4. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of IRSA or the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with IRSA and receive, collect, hold and retain collections from IRSA with the same rights it would have if it were not the Trustee or such agent. If the Trustee has or shall acquire a conflicting interest (within the meaning of the Trust Indenture Act), the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by this Indenture.

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Section 5.5. Moneys Held By Trustee. Subject to the provisions of Section 9.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. None of the Trustee, any Agent or any other agent of IRSA or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder.

Section 5.6. Compensation and Indemnification of Trustee and Its Prior Claim. IRSA covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, (a) such amount as shall have been agreed in writing by IRSA and the Trustee (such compensation not to be limited by any provision of law in regards to the compensation of a trustee of an express trust) and (b) reimbursement of its reasonable, documented and invoiced out-of-pocket expenses, disbursements and advances (including the reasonable fees and expenses, disbursements and advances of its agents and counsel) incurred by it in connection with the services rendered by it hereunder.

IRSA also covenants to indemnify and defend the Trustee for, and to hold it harmless against, any loss, damage, claim, cost liability or expense (including, without limitation, the reasonable compensation and the expenses and disbursements of its counsel) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties and the exercise of its rights hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence or willful misconduct. The obligations of IRSA under this Section 5.6 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive payment of the Securities, the resignation or removal of such Trustee and/or the satisfaction and discharge of this Indenture. As security for the performance of IRSA’s obligations under this Indenture, the Trustee shall have a lien prior to the Securities on all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.1(d) or (e) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law.

Section 5.7. Right of Trustee to Rely on Officer’s Certificate, etc. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

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Section 5.8. Persons Eligible for Appointment as Trustee. The Trustee for the Securities hereunder shall at all times be a Person that has a combined capital and surplus of at least US$50,000,000, is authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers, and is subject to supervision or examination by federal, state, territorial or other governmental authority. If such Person publishes reports of condition at least annually, pursuant to the law or to the requirements of such federal, state, territorial or other governmental authority, then for the purposes of this Section 5.8, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.9. Resignation and Removal; Appointment of Successor Trustee. (a) Subject to Section 5.9(d), the Trustee, or any trustee hereafter appointed, may at any time resign with respect to the Securities by giving thirty (30) days’ written notice of resignation to IRSA. If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 5.9. Upon receiving such notice of resignation, IRSA shall promptly appoint a successor trustee for the Securities by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may, at the expense of IRSA, petition any court of competent jurisdiction for the appointment of a successor trustee, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities may petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by or on behalf of IRSA or by any Securityholder; or

(ii) the Trustee shall become incapable of acting with respect to the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) IRSA may, by a resolution of the Board of Directors and written notice to the Trustee, remove the Trustee with respect to the Securities and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (ii) the Holders of at least 10% in aggregate principal amount of the Outstanding Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Securities. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor trustee.

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(c) The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to IRSA the evidence provided for in Section 6.1 of the action in that regard taken by such Securityholders.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall not become effective prior to acceptance of appointment by the successor trustee as provided in Section 5.10.

Section 5.10. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to IRSA and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee for the Securities hereunder; but, nevertheless, on the written request of IRSA or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, IRSA shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.10, IRSA shall give, at its expense, notice thereof to the Securityholders as specified in Section 12.4 and the CNV, which notice shall include the name of the successor trustee and the address of its Corporate Trust Office. If IRSA fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of IRSA.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article V, to the extent operative.

Section 5.11. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all the corporate trust business of the Trustee, including this transaction, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall be eligible under the provisions of Section 5.8.

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In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated as if such successor to the Trustee had itself authenticated such Securities; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Securities or in this Indenture as the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12. Representative of the Trustee in Argentina. As long as it is required by Argentine law or by the CNV, the Trustee will have a representative in Argentina for the sole purpose of receiving notices from the CNV and/or Holders. Banco Santander Argentina S.A. will initially act as the Representative of the Trustee in Argentina for such purposes. The Representative of the Trustee in Argentina accepts its appointment in relation to the Securities and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of Section 5.13.

Section 5.13. Application to Agents and to the Representative of the Trustee in Argentina. The Representative of the Trustee in Argentina need perform only those duties that are specifically set forth in this Section 5.13, and such duties shall be determined solely by the express provisions of this Section 5.13, or as Representative of the Trustee in Argentina may agree in writing from time to time with the Trustee and IRSA. No implied covenants or obligations shall be read into this Section 5.13, against the Representative of the Trustee in Argentina. The Representative of the Trustee in Argentina shall have only the rights and powers stated below. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s general attorney.

The duties of the Representative of the Trustee in Argentina up to the date hereof are solely to: (i) receive from Holders, IRSA, the Agents and any governmental or regulatory authority or entity, all letters, claims, requests, memoranda or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) within three (3) Business Days of receipt, notify and/or deliver to the Trustee by facsimile all such letters, claims, requests, memoranda or documents, and (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, memoranda or documents.

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The Representative of the Trustee in Argentina shall not be liable for any action it takes or omits to take in good faith, which it believes to be authorized or within its discretion, rights or powers.

IRSA shall pay to the Representative of the Trustee in Argentina from time to time, and the Representative of the Trustee in Argentina shall be entitled to, such compensation for its acceptance of this Section 5.13 and its services hereunder. The fees of the Representative of the Trustee in Argentina shall be in an amount agreed between IRSA and the Representative of the Trustee in Argentina. IRSA shall reimburse the Representative of the Trustee in Argentina promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Representative of the Trustee in Argentina’s agents, counsel and other persons not regularly in its employ.

IRSA agrees to indemnify the Representative of the Trustee in Argentina for, and to hold it harmless against, any loss, liability or expense, including, without limitation, the fees and expenses of legal counsel, reasonably incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance of its commitments hereunder, the performance of its duties hereunder and/or the exercise of its rights hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 5.14. Application to Agents. IRSA hereby agrees that the rights, protections, immunities and indemnities in the provisions of Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.12 shall apply to the Agents and to the Representative of the Trustee in Argentina as if each of the Agents and the Representative of the Trustee in Argentina were expressly named therein.

ARTICLE VI

 CONCERNING THE SECURITYHOLDERS

Section 6.1. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and IRSA, if made in the manner provided in this Article VI.

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Section 6.2. Proof of Execution of Instruments and of Holding of Securities; Record Date. The execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with Section 6.6 and such reasonable applicable rules and regulations or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register maintained pursuant to Section 2.10. IRSA, by or pursuant to a resolution of its Board of Directors, may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set by IRSA at any time or from time to time. Any such record date shall be notified to the Trustee in writing not more than sixty (60) days nor less than five (5) days prior to the proposed date of such vote or consent. Notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. The Trustee shall provide to IRSA at its request a written notice with the details of the Holders of record of each relevant record date.

Section 6.3. Holders to Be Treated as Owners. Subject to the rights of the relevant Holders as of a Regular Record Date to receive payments to which they are entitled on the relevant Payment Date and Section 2.9, IRSA, the Trustee, the Agents and any agent of IRSA, the Trustee or the Agents may deem and treat any Person in whose name any Security shall be registered upon the Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security (including Additional Amounts) and for all other purposes; and none of IRSA, the Trustee, any Agent and any agent of IRSA, the Trustee or any Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent IRSA , the Trustee, the Agents or any agent of IRSA, the Trustee or any Agent, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as Holder of such Global Security, or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee), as Holder of such Global Security.

Section 6.4. Securities Owned by IRSA Deemed Not Outstanding. In determining whether quorum has been established in accordance with Section 6.6 or whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any request, consent or waiver under this Indenture, Securities that are owned by IRSA or any of its Subsidiaries or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Securities with respect to which a Responsible Officer of the Trustee has received written notice that such Securities are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not IRSA or any of its Subsidiaries or any other obligor upon such Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, IRSA shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by IRSA to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

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Section 6.5. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the Securities or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article VI, revoke such action so far as concerns such Security; provided, however, that such action may only be revoked in respect of such Security if any applicable withdrawal deadline in respect of the applicable consent solicitation or waiver request related to such action has not already passed. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon IRSA, the Trustee and the Holders of all the Securities affected by such action.

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Section 6.6. Securityholders’ Meetings. (a) Each of IRSA (through the Board of Directors or the Supervisory Committee of IRSA) and the Trustee may at any time call a meeting of the Holders of the Securities for the purpose of entering into a supplemental indenture as provided in Section 7.2 or waiving a past default as provided in Section 4.10. In addition, a meeting of the Holders of Securities may be called by the Trustee or IRSA (through the Board of Directors or the Supervisory Committee of IRSA) at its discretion or upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Securities, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Holders. In the case of a request to call a meeting by Holders, IRSA shall notify the Trustee in writing of such request. In the event the Board of Directors or the Supervisory Committee of IRSA shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court at the request of the Holders. In any case, meetings shall be held at such time and at such place as IRSA shall determine; provided that the meetings will be held in the City of Buenos Aires in accordance with the Negotiable Obligations Law. Any resolution duly passed at a meeting held in accordance with this Section 6.6 of the Holders of Securities will be binding on all Holders of the Securities (whether or not they were present at the meeting at which such resolution was passed). If a meeting is being held pursuant to the written request of Holders, the agenda for the meeting shall be that set forth in the request made by such Holders and such meeting shall be convened within forty (40) days from the date such written request is received by the Trustee or IRSA, as the case may be. Any such meeting held pursuant to written request of the Holders will be held simultaneously in the City of Buenos Aires and New York City by means of telecommunications which permit the participants to hear and speak to each other. Notice of any meeting of Holders of Securities (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given by IRSA not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting in accordance with Section 12.4 and in the Official Gazette of Argentina (Boletín Oficial), in one other newspaper of wide circulation in Argentina, and also in the manner provided under Section 12.4 and any publication thereof shall be for five (5) consecutive Business Days in each place of publication. Meetings of Holders may be simultaneously convened for two (2) dates, in case the initial meeting were to be adjourned for lack of quorum. However, for meetings that include in the agenda items requiring a specified majority approval by the Holders, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum shall be given not less than eight (8) days prior to the date fixed for such new meeting and shall be published for three (3) Business Days in the Official Gazette of Argentina, a newspaper of wide circulation in Argentina and the BCBA’s Informative Bulleting (as long as the Securities are listed and traded on the BYMA) or such other informative systems of the markets in which the Securities are listed as is applicable. To be entitled to vote at any meeting of Securityholders a Person shall be (i) a Holder of one or more Securities as of the relevant record date determined pursuant to Section 6.2 or (ii) a Person appointed by an instrument in writing as proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of IRSA and its counsel and the Trustee and its counsel. With respect to all matters not contemplated in this Indenture, meetings of Securityholders will be held in accordance with Argentine Companies Law. Holders entitled to vote, as described above, may vote and consent to any amendments through any other reliable means that ensure Securityholders prior access to information and allow them to vote, in accordance with Section 14 of the Argentine Negotiable Obligations Law (as amended by Section 151 of the Argentine Productive Financing Law No. 27,440), as amended. Notwithstanding the method of approval by Securityholders of the Securities, whether at a meeting of Securityholders or by written action, any modification, amendment or waiver to any provision of this Indenture or to the Securities must be approved by Securityholders holding the applicable aggregate principal amount of Outstanding Securities required by this Indenture.

(b) The quorum at any meeting of Holders of the Securities called to adopt a resolution will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities and at any reconvened adjourned meetings will be the Persons present at such reconvened adjourned meeting. At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Securities (other than items requiring consent of the Holders of 90% in aggregate principal amount of the Outstanding Securities) will be validly passed and decided if approved by the Persons entitled to vote a majority in aggregate principal amount of the Securities then Outstanding represented and voting at the meeting. Any instrument given by or on behalf of any Holder of a Security in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Security. Any modifications, amendments or waivers to this Indenture or to the Securities will be conclusive and binding upon all Holders of Securities whether or not they have given such consent or were present at any meeting, and on all Securities; provided, that no such modifications, amendments or waivers, without the consent of the Holders of 90% in aggregate principal amount of the Outstanding Securities shall modify, amend or waive any of the items included in clauses (a) through (g) of Section 7.2.

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(c) Any Securityholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Securityholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Securityholders duly held or by any other reliable means, in accordance with this Section 6.6, shall be binding on all the Securityholders whether or not present or represented at the meeting or participated in the other reliable means.

(d) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank or trust company or judicially certified in the manner provided under Argentine law. The following persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee of IRSA and managers and other employees of IRSA. The holding of Securities shall be proved by the Register maintained in accordance with Section 2.10; provided that the holding of a beneficial interest in a Global Security shall be proved by a certificate or certificates of DTC.

(e) The Trustee, acting as a representative of the Holders, may appoint a representative to act as the chairman of each meeting of the Holders of the Securities. If the Trustee elects not to designate a representative to act as chairman of a meeting, the chairman of the meeting shall be: (i) a member of the Supervisory Committee designated by IRSA; (ii) should IRSA fail to designate a member of the Supervisory Committee, a representative designated by the controlling government agency; or (iii) should the controlling government agency fail to designate a representative, a Person appointed by a competent court. Notwithstanding the foregoing, if the meeting is called by the CNV or by a competent court at the request of the Holders of the Securities, the CNV or the competent court shall designate a Person to act as chairman. The secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting. At any meeting of Securityholders, each Securityholder or proxy shall be entitled to cast one vote for each U.S. dollar in the principal amount of the Securities held by such Holder or represented by such proxy. No vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

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(f) The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the Securityholders or proxies and on which shall be inscribed the serial number or numbers of the Securities held or represented by them. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the ballots of the votes. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to IRSA and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(g) For avoidance of doubt, the Trustee shall not be required or otherwise obligated to attend any meeting of the Holders of the Securities; provided however that in the event IRSA or the Holders notify the Trustee that a meeting of the Holders of the Securities will be held, upon request of IRSA, the Trustee shall deliver written notice to the requesting party indicating whether or not the Trustee shall attend such meeting.

Section 6.7. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee and the names and addresses of Holders received by the Trustee in its capacity as Co- Registrar. The Trustee may destroy any list furnished to it upon receipt of a new list so furnished.

(b) Every Holder of Securities, by receiving and holding the same, agrees with IRSA and the Trustee that neither IRSA nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the provisions of this Indenture.

Section 6.8. Reports by IRSA. IRSA shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, if any, as may be required pursuant to this Indenture.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including compliance by IRSA or its Subsidiaries with any of their respective covenants hereunder.

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ARTICLE VII

 SUPPLEMENTAL INDENTURES

Section 7.1. Supplemental Indentures Without Consent of Securityholders. IRSA, when authorized by a resolution of the Board of Directors of IRSA, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for one or more of the following purposes:

(a) adding to the covenants of IRSA such further covenants, restrictions, conditions or provisions as are for the benefit of the Holders of the Securities;

(b) surrendering any right or power conferred upon IRSA hereunder;

(c) evidencing the succession of another Person to IRSA and the assumption by any such successor of the covenants and obligations of IRSA in the Securities and in this Indenture pursuant to Article VIII;

(d) complying with any requirement of the CNV, BYMA and/or the MAE in order to effect and maintain the qualification of this Indenture under Argentine law with such institution;

(e) complying with any requirements of the SEC in order to qualify this Indenture under the Trust Indenture Act;

(f) making any modification to conform this Indenture to the “Description of the New Notes” in the Exchange Offer Memorandum;

(g) making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or in the Securities; or

(h) making any other modification or granting any waiver or authorization of any breach or proposed breach hereunder of any of the terms and conditions of the Securities or any other provisions of this Indenture in any manner which does not adversely affect the interests of the Holders of Securities in any material respect.

The Trustee is hereby authorized to join with IRSA in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but neither the Trustee nor any Agent shall be obligated to enter into any such supplemental indenture that adversely affects the Trustee’s own or such Agent’s own rights, duties or immunities under this Indenture or otherwise; provided, however, that no supplemental indenture shall amend, modify or supplement the rights, duties or immunities of any Agent unless executed by such Agent.

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Any supplemental indenture authorized by the provisions of this Section 7.1 may be executed without the consent of the Holders of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

Promptly after the execution by IRSA and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.1, IRSA, at its expense, shall give notice thereof to the Holders as specified in Section 12.4, and shall give notice to the CNV, BYMA and the MAE, as applicable, setting forth in general terms the substance of such supplemental indenture. Any failure of IRSA to give notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.2. Supplemental Indentures With Consent of Securityholders. Without limiting the provisions of Section 7.1, IRSA, when authorized by a resolution of the Board of Directors of IRSA, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or of modifying in any manner the rights of the Holders of the Securities, with the affirmative vote, at a meeting of Holders or an adjourned meeting duly convened at which a quorum is present as provided in Section 6.6, or by any other reliable means as provided in such Section, of a majority in aggregate principal amount of the Securities then Outstanding represented and voting at such meeting or through any such other reliable means; provided that no such supplemental indenture shall, without the consent of at least 90% of the Holders of all of the Outstanding Securities directly and adversely affected thereby, (a) extend the scheduled due date for the payment of principal of, premium, if any, or any installment of interest on any such Security, (b) reduce the principal amount of, the stated rate of interest on or the premium payable upon redemption of any such Security, (c) reduce the obligation of IRSA to pay Additional Amounts on any such Security, (d) shorten the period during which IRSA is not permitted to redeem any such Security, (e) change the required places at which any such Security or the premium or interest thereon is payable, (f) reduce the percentage of the aggregate principal amount of such Securities necessary to modify, amend or supplement this Indenture or such Securities, or for waiver of compliance with certain provisions hereof or thereof or for waiver of certain defaults, or (g) reduce the percentage of the aggregate principal amount of Outstanding Securities required for the adoption of a resolution or the quorum required at any meeting of Holders of such Securities at which a resolution is adopted or to consent to any amendments through written consent.

Upon the request of IRSA and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.1 and upon the Trustee’s receipt of the documents required by Section 7.4, the Trustee shall join with IRSA in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture; provided, however, that no supplemental indenture shall amend, modify or supplement the rights, duties or immunities of any Agent unless executed by such Agent.

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It shall not be necessary for the consent of the Securityholders under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by IRSA and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.2, IRSA, at its expense, shall give notice thereof to the Holders as provided in Section 12.4, and to the CNV, setting forth in general terms the substance of such supplemental indenture. If IRSA shall fail to give such notice to the Holders within fifteen (15) days after the execution of such supplemental indenture and a Responsible Officer of the Trustee shall have notice of such failure, the Trustee shall give notice to the Holders as provided in Section 12.4 at the expense of IRSA. Any failure of IRSA or the Trustee to give such notice, or defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, if applicable, this Indenture and the Securities shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture with respect to the Trustee, IRSA and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.4. Documents to Be Given to the Trustee. In connection with any amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel and receipt of resolutions of the Board of Directors as conclusive evidence that any supplemental indenture executed pursuant to this Article VII has been duly authorized by IRSA, complies with the applicable provisions of this Indenture and is authorized or permitted by the terms of this Indenture.

Section 7.5. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article VII may and shall if required by IRSA, bear a notation in form and manner approved by IRSA as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If IRSA shall so determine, new Securities modified so as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by IRSA at its expense, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

Section 7.6. Conformity with Negotiable Obligations Law. Every supplemental indenture executed pursuant to this Article VII shall conform to the requirements of the Negotiable Obligations Law, the Capital Markets Law and the rules of the CNV, as then in effect.

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ARTICLE VIII

MERGER, CONSOLIDATION, SALE OR CONVEYANCE

Section 8.1. IRSA May Consolidate, etc., on Certain Terms. IRSA covenants that it will not, in a single transaction or series of related transactions, consolidate with or merge into, any Person (whether or not IRSA is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of IRSA’s properties and assets (determined on a consolidated basis for IRSA and its Subsidiaries), to any Person unless either:

(1) IRSA shall be the surviving or continuing corporation; or

(2) the Person (if other than IRSA) formed by such consolidation or into which IRSA is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of IRSA and of IRSA’s Subsidiaries (the “Surviving Entity”):

(A) shall be a corporation, organized and validly existing under the laws of a Qualified Merger Jurisdiction or any political subdivision thereof, and

(B) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance and observance of every covenant of the Securities and this Indenture on the part of IRSA to be performed or observed.

For purposes of this Section 8.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of IRSA, the Capital Stock of which constitutes all or substantially all of the properties and assets of IRSA (determined on a consolidated basis for IRSA and its Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of IRSA.

Section 8.2. Surviving Entity Substituted. Upon any such consolidation, merger, sale, transfer, lease or other conveyance or disposal in which IRSA is not the continuing entity, such Surviving Entity formed by such consolidation or into which IRSA is merged or to which such conveyance, lease or transfer is made, shall succeed to and be substituted for, and may exercise every right and power of IRSA under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such.

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In case of any such consolidation, merger, sale, transfer, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in this Indenture and/or the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) and assumption by the Surviving Entity, IRSA shall be discharged from all obligations and covenants under this Indenture and the Securities to be performed by IRSA and may be liquidated and dissolved.

No Surviving Entity shall have the right to redeem any Securities Outstanding unless IRSA would have been entitled to redeem such Securities pursuant to this Indenture in the absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted under Section 8.1.

By purchasing Securities, Holders expressly waive their right to objection contemplated in Section 83, 88 and related provisions of Argentine Companies Law and Section 4 of Argentine Law No. 11,867, in the event that the merger or consolidation or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the properties and assets of IRSA (determined on a consolidated basis) is made under the terms and conditions permitted by this Article VIII.

Section 8.3. Documents to Trustee. The Trustee may request, and IRSA shall provide, an Opinion of Counsel stating that any such consolidation, merger, sale, transfer, lease or other conveyance or disposition, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture, the Securities and applicable law and an Opinion of Counsel and an Officer’s Certificate stating that all conditions precedent relating to such transaction and the execution of such supplemental indenture, if any, have been satisfied, and the Trustee may conclusively rely on such Opinion of Counsel and Officer’s Certificate as conclusive evidence of the matters described therein.

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

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Section 9.1. Satisfaction and Discharge of Indenture. If at any time (a) IRSA shall have paid or caused to be paid the principal of and interest (including Additional Amounts) on all the Securities Outstanding hereunder (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.11) as and when the same shall have become due and payable, or (b) IRSA shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11, or (c) (i) all the Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year or are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) IRSA shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to IRSA in accordance with Section9.3 or 9.4) sufficient to pay at maturity or upon redemption all Securities (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11) not theretofore delivered to the Trustee for cancellation, including principal and interest (including Additional Amounts) due or to become due on or prior to such date of maturity or redemption, as the case may be, and if, in any such case, IRSA shall also pay or cause to be paid all other sums payable hereunder by IRSA, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Securities, and IRSA’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon (including Additional Amounts), (iv) the rights, protections, indemnities, and immunities of the Trustee, each of the Agents and the Representative of the Trustee in Argentina hereunder and the obligations of IRSA with respect thereto, and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of IRSA accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of IRSA, shall execute instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. IRSA agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred (including reasonable fees and expenses of counsel) and to compensate the Trustee for any services thereafter rendered by the Trustee in accordance with the terms of this Indenture or the Securities. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of IRSA to the Trustee, the Agents and the Representative of the Trustee in Argentina under Sections 1.2, 3.4(b), 5.6, 5.13, 5.14 and 11.5 shall survive.

Section 9.2. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including IRSA acting as its own paying agent), to the Holders for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.

Section 9.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Securities shall, upon written demand of IRSA, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

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Section 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security (including Additional Amounts) and not applied but remaining unclaimed for two (2) years after the date upon which such principal or interest (including Additional Amounts) or other amounts shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to IRSA, upon written request, by the Trustee or such Paying Agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to IRSA for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE X

REDEMPTION AND REPURCHASE OF SECURITIES

Section 10.1. Notice of Redemption; Partial Redemptions. (a) IRSA may redeem the Securities in accordance with this Article X. Notice of redemption to the Holders of Securities to be redeemed pursuant to Section 10.4, Section 10.5, Section 10.6 or Section 3.21(f) shall be given to Holders as specified in Section 12.4 and, if applicable, to the CNV. Each notice of redemption at the option of IRSA shall specify the provision of this Indenture pursuant to which the redemption is being made, the aggregate principal amount of each Security held by the Holders to be redeemed, the date fixed for redemption (the “Redemption Date”), the redemption price, the place or places of payment, the CUSIP, ISIN, Common Code or other identifying codes, if any, that no representation is made as to the correctness or accuracy of the CUSIP, ISIN, Common Code or other identifying codes listed on such notice or printed on the Securities, that payment will be made upon presentation and surrender of such Securities, that interest accrued to (but excluding) the Redemption Date and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue (unless IRSA defaults in the payment of any amounts due and owing under such Securities) and any other matter required to be specified therein by Argentine law or regulation. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of any Certificated Security to be redeemed in part, a new Certificated Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

(b) IRSA shall deliver to the Trustee any notice of redemption specifying the information set forth above at least five (5) days prior to the date on which such notice of redemption will be given to the Holders or such later date as the Trustee shall agree. The notice of redemption of Securities to be redeemed at the option of IRSA shall be given to Holders by IRSA or, at IRSA’s written request at least two (2) Business Days prior to the date notice of redemption is deliverable to the Holders, which such request shall include all of the information required to be set forth in the notice of redemption, by the Trustee in the name and at the expense of IRSA. Notice of redemption shall be given the Holders of the Securities to be redeemed at least five (5) days but not more than sixty (60) days before the Redemption Date; provided, however, that notice of redemption pursuant to Section 3.21(f) shall be given to the Holders of the Securities at least thirty (30) days but not more than sixty (60) days before the Redemption Date. Such notice of redemption shall be irrevocable.

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(c) If less than all the Securities are to be redeemed at the option of IRSA, the particular Securities to be redeemed shall be selected (a) in the case of Global Securities, in accordance with the applicable procedures of the Depositary and (b) in the case of Certificated Securities, by the Trustee from the Outstanding Securities not previously called for redemption (i) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed or (ii) on a pro rata basis to the extent practicable. Upon any partial redemption of Securities, the Trustee shall (i) in the case of Securities represented by a Global Security, cancel the existing Global Security or Securities and authenticate and hold as custodian for DTC a new Global Security or Securities, as applicable, to reflect the aggregate principal amount of Securities Outstanding after such redemption and (ii) in the case of Certificated Securities, to the extent required, authenticate and deliver in exchange therefor one or more Securities, of any authorized denomination as requested by the Holder thereof, in an aggregate principal amount equal to the unredeemed portion of the principal of such partially redeemed Security. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities or any multiple thereof. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

Section 10.2. Payment of Securities Called for Redemption. On or before 10:00 AM (New York City time) one (1) Business Day prior to the Redemption Date specified in the notice of redemption given as provided in Section 10.1, IRSA will deposit with the Trustee (or, if IRSA is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the Redemption Date all the Securities so called for redemption at the appropriate redemption price, together with accrued and unpaid interest, if any, to, but excluding the Redemption Date and any Additional Amounts. If notice of redemption has been given to the Holders as provided in Section 10.1, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the Redemption Date and any Additional Amounts, and on and after said Redemption Date (unless IRSA shall default in the payment of such Securities at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Section9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest accrued to the Redemption Date and any Additional Amounts. On presentation and surrender, of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by IRSA at the applicable redemption price, together with interest accrued thereon to, but excluding, the Redemption Date and any Additional Amounts (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

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From and after the Redemption Date, if moneys for the redemption of the Securities called for redemption shall have been made available as provided herein for redemption on the Redemption Date, such Securities shall cease to bear interest, and the only right of the Holders of such Securities shall be to receive payment of the redemption price and all unpaid interest accrued to the Redemption Date and any Additional Amounts.

Notwithstanding any provision to the contrary in this Section 10.2, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at the rate specified in the Security.

Upon presentation of any Certificated Security redeemed in part only, IRSA shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of IRSA, a new Certificated Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Certificated Security so presented.

Section 10.3. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least ten (10) days prior to the date on which notice of redemption will be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) IRSA or (b) a Person specifically identified in such written statement as directly or indirectly controlled by IRSA.

Section 10.4. Redemption at the Option of IRSA for Taxation Reasons. (a)The Securities may be redeemed at the option of IRSA in whole, but not in part, at any time, on giving not less than five (5) nor more than sixty (60) days’ written notice (which shall be irrevocable) to the Holders and, if applicable, the CNV as required by Section 10.1, at 100% of the principal amount thereof, together with any accrued but unpaid interest and any Additional Amounts to, but excluding, the Redemption Date, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of Argentina or any other jurisdiction in which IRSA is organized or is resident for tax purposes or through which payment on the Securities is made, or any political subdivision thereof or any authority therein (each an “Applicable Jurisdiction”), or any change in the application, administration or official interpretation of such laws, regulations or rulings, including without limitation the holding of a court of competent jurisdiction (a “Change in Tax Law”), IRSA has or will become obligated to pay Additional Amounts on or in respect of the Securities, which change or amendment is announced and becomes effective on or after the date of issuance of the Securities, and IRSA determines in good faith that such obligation cannot be avoided by IRSA taking reasonable measures available to it; provided that reasonable measures shall not include changing IRSA’s jurisdiction of organization or the location of its principal executive office or incurring any cost or expense that IRSA deems in good faith to be material; and provided further that no such notice of redemption shall be given earlier than ninety (90) days prior to the earliest date on which IRSA would be obliged to pay such Additional Amounts were a payment in respect of the Securities then due.

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(b) Prior to the distribution of any notice of redemption pursuant to this Section 10.4, IRSA shall deliver to the Trustee (i) an Officer’s Certificate stating that IRSA has or will become obligated to pay Additional Amounts as a result of a Change in Tax Law and that such obligation cannot be avoided by IRSA taking reasonable measures available to it and (ii) an opinion of independent legal counsel qualified under the laws of Argentina to the effect that IRSA is or would become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee shall be entitled to accept such certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions to redemption by IRSA pursuant to this Section 10.4, in which event it will be conclusive and binding on the Holders. In all cases, Holders will be treated on an equal basis.

Section 10.5. Optional Make-Whole Redemption. (a) Prior to July 8, 2025 (the “First Call Date”), IRSA may, at its option, redeem the Securities, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the outstanding principal amount of the Securities and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (excluding accrued but unpaid interest to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points plus, in either case, accrued and unpaid interest to, but excluding, the Redemption Date.

(b) “Treasury Rate” means, with respect to any Redemption Date, the yield determined by IRSA in accordance with the following two paragraphs.

The Treasury Rate shall be determined by IRSA after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, IRSA shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the First Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

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If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, IRSA shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, IRSA shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, IRSA shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

IRSA’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to calculate or verify any calculation of the redemption price.

Section 10.6. Optional Scheduled Redemption. On and after July 8, 2025, IRSA may redeem the Securities, at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on July 8 of any year set forth below:

Year	Redemption Price
2025	104.3750%
2026	102.1875%
2027 and thereafter	100.000%

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ARTICLE XI

DEFEASANCE

Section 11.1. IRSA’s Option to Effect Total Defeasance or Partial Defeasance. IRSA may at its option, by written notice executed by an Authorized Person of IRSA delivered to the Trustee, elect to have either Section 11.2 or Section 11.3 applied to of the Securities in each case upon compliance with the conditions set forth below in this Article XI.

Section 11.2. Total Defeasance. If IRSA shall exercise the option provided in Section 11.1 to have this Section 11.2 apply with respect to all Outstanding Securities, IRSA shall be deemed to have been discharged from its obligations with respect to the Securities on the date the conditions set forth in Section 11.4 with respect to total defeasance are satisfied with respect to the Securities (hereinafter, “total defeasance”). For this purpose, total defeasance means that IRSA shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and to have satisfied all its other obligations under the Securities and this Indenture insofar as the Securities are concerned (and IRSA and the Trustee, upon the written request of IRSA, shall execute instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the right of Holders to receive, solely from the trust fund described in Section 11.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on the Securities when such payments are due, (ii) IRSA’s obligations under Sections1.2, 2.10, 2.11, 3.2, 3.3, 3.4(b), 3.5, 3.13, 5.6, 5.9, 5.10, 5.14 and 12.7; and (iii) the provisions of Section 1.2, Article V and this Article XI. Subject to compliance with this Article XI, IRSA may exercise its option under Section 11.1 to have this Section 11.2 apply to of the Securities notwithstanding the prior exercise of its option under Section 11.1 to have Section 11.3 apply to the Securities.

Section 11.3. Partial Defeasance. Upon IRSA’s exercise of the option provided in Section 11.1 to have this Section 11.3 applied to all the Outstanding Securities: (i) IRSA shall be released from its obligations under Sections3.14 and 3.15 and (ii) the occurrence of any event with respect to the Securities specified in Section 4.1(b) shall not be deemed an Event of Default (but only insofar as such event relates to the obligations under Sections3.14 and 3.15 from which IRSA has been expressly released pursuant to Section 11.3(i)), in each case, on and after the date the conditions set forth in Section 11.4 are satisfied (hereinafter, “partial defeasance”). For this purpose, partial defeasance means that IRSA may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such paragraph to the extent specified above, whether directly or indirectly by reason of any reference elsewhere herein or in the Securities to any such paragraph or by reason of any reference in any such paragraph to any other provision herein or in the Securities or in any other document, but the remainder of IRSA’s obligations shall be unaffected thereby.

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Section 11.4. Conditions to Total Defeasance and Partial Defeasance. The following shall be the conditions to application of either Section 11.2 or Section 11.3 to the Securities:

(a) IRSA shall irrevocably have deposited or caused to be deposited with a trustee, who may be the Trustee and who shall agree to comply with the provisions of this Article XI applicable to it (the “Defeasance Trustee”), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (A) freely transferable U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money, or (C) a combination thereof, in each case in an amount sufficient, to pay and discharge, and which shall be applied by the Defeasance Trustee to pay and discharge, the principal of and each installment of interest on the Securities on the maturity of such principal or installment of interest (whether at the stated maturity or by acceleration, redemption or otherwise) in accordance with the terms of this Indenture and of the Securities. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other obligor thereon, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation, or any specific payment of principal of or interest on any such U.S. Government Obligation, held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation, or the specific payment of principal of and premium or interest on the U.S. Government Obligation, evidenced by such depositary receipt.

(b) IRSA shall have delivered to the Trustee a certificate from a firm of independent certified public accountants of internationally recognized standing expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be.

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(c) In the case of an election to have Section 11.2 apply to the Securities, IRSA shall have delivered to the Defeasance Trustee and the Trustee opinions of (A) independent U.S. counsel of nationally recognized standing experienced in such tax matters stating that (x) IRSA has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (y) since the date of the Exchange Offer Memorandum, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, total defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, total defeasance and discharge had not occurred and (B) independent Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the beneficial owners of the Securities will not recognize income, gain or loss for Argentine federal income tax purposes as a result of such deposit, total defeasance and discharge and will be subject to Argentine federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, total defeasance and discharge had not occurred.

(d) In the case of an election to have Section 11.3 apply to the Securities, IRSA shall have delivered to the Defeasance Trustee and the Trustee opinions of independent U.S. and Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the beneficial owners of the Securities will not recognize income, gain or loss for U.S. or Argentine, as the case may be, federal income tax purposes as a result of such deposit and partial defeasance and will be subject to U.S. or Argentine, as the case may be, federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and partial defeasance had not occurred.

(e) IRSA shall have delivered to the Defeasance Trustee and the Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Defeasance Trustee as provided in clause (a) will not be subject to Applicable Taxes except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Defeasance Trustee as provided in clause (a).

(f) no Event of Default or event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing on the date of such deposit or at any time on or prior to the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until such 123rd day).

(g) such total defeasance or partial defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which IRSA is a party or by which it is bound, and IRSA shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to that effect.

(h) IRSA shall have delivered to the Trustee and the Defeasance Trustee an Officer’s Certificate stating that all conditions precedent relating to either the total defeasance under Section 11.2 or the partial defeasance under Section 11.3, as the case may be, have been complied with.

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(i) IRSA shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the United States Investment Company Act of 1940, as amended, (ii) the Holders have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the U.S. Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the U.S. Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against IRSA under either such statute, and either (A) the trust funds will no longer remain the property of IRSA (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of IRSA, assuming such trust funds remained in the possession of the Defeasance Trustee prior to such court ruling to the extent not paid to Holders, the Defeasance Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the U.S. Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute.

(j) IRSA shall have delivered to the Trustee a certificate signed by an Authorized Person to the effect that the Securities, if then listed on any securities exchange, will not be delisted by such exchange as a result of such deposit.

(k) IRSA shall have paid the Trustee, the Agents and the Representative of the Trustee in Argentina all amounts outstanding to the Trustee, the Agents and the Representative of the Trustee in Argentina (which may include the reasonable fees and expenses of counsel) in connection with defeasance or otherwise.

Section 11.5.      Deposit in Trust; Miscellaneous.  All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Defeasance Trustee pursuant to Section 11.4 in respect of any Securities shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Defeasance Trustee may determine, to the Holders of the Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, and such money shall be segregated from other funds.  Any money deposited with the Defeasance Trustee for the payment of the principal of and any premium or interest on any such Security and remaining unclaimed for two (2) years after such principal, premium or interest has become due and payable shall, upon IRSA’s written request, be paid to IRSA; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to IRSA for payment thereof, and all liability of the Defeasance Trustee with respect to such trust money shall thereupon cease.

IRSA shall pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited by IRSA pursuant to Section 11.4 or the principal, premium and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

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Anything in this Article XI to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to IRSA from time to time upon the written request of IRSA any money or U.S. Government Obligations held by it on behalf of IRSA as provided in Section 11.4 which, in the opinion of a firm of independent certified public accountants of internationally recognized standing expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent total defeasance or partial defeasance.

Section 11.6. Reinstatement.  If the Defeasance Trustee is unable to apply any money in accordance with Sections 11.2 or 11.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then all the obligations of IRSA under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Defeasance Trustee is permitted to apply all such money in accordance with Sections 11.2 or 11.3; provided that if IRSA makes any payment of principal of or any premium or interest on any such Security following the reinstatement of its obligations, IRSA shall be subrogated to the rights of the Holder of the Security to receive such payment from the money held by the Defeasance Trustee and the Defeasance Trustee shall be entitled to promptly make such payment to IRSA.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Shareholders, Officers and Directors of IRSA Not Subject to Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of IRSA or of any successor, either directly or through IRSA or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities; provided that under Section 34 of the Negotiable Obligations Law, the directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Securityholders arising from any violation of the Negotiable Obligations Law.

Section 12.2. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

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Section 12.3. Successors and Assigns of IRSA Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of IRSA shall bind its successors and assigns, whether so expressed or not.

Section 12.4. Notices and Demands on IRSA, Trustee and Securityholders. Any notice, demand or request that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on IRSA shall be sufficient for every purpose hereunder if given or served by hand, facsimile transmission or by internationally recognized overnight courier (except as otherwise specifically provided herein) addressed (until another address of IRSA is filed by IRSA with the Trustee) to IRSA Inversiones y Representaciones S.A., Carlos M. Della Paolera 261, 9th Floor, City of Buenos Aires, Argentina, Attention: Chief Financial and Administrative Officer, Telephone: +54 11 4814-7800. Any notice, direction, request or demand by IRSA or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt and if in English and in writing and given or made at the Corporate Trust Office by hand, facsimile or electronic transmission or by internationally recognized overnight courier in accordance with this Indenture.

All notices regarding the Securities will be deemed to have been duly given to the Holders of the Securities (i) with respect to Holders of Certificated Securities, if sent to them by first class mail (or, in the case of joint Holders, to the first named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the fourth Business Day after the date of such mailing, and for notices mailed to Holders of Certificated Securities located in Argentina, upon receipt, (ii) with respect to Holders of Global Securities, if delivered to the Depositary, or its nominee (or any successor), in accordance with its applicable procedures, and (iii) for so long as the Securities are listed and traded on BYMA, upon publication in the City of Buenos Aires in BCBA’s Informative Bulletin, the bulletin of the MAE and in a widely circulated newspaper in Argentina, and to the extent required by applicable law, in the Official Gazette of Argentina. Any such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required. In the case of Global Securities, notices shall be delivered by the Depositary to its participants in accordance with its applicable procedures.

In addition, IRSA shall be required to cause all such other publications of such notices as may be required from time to time by applicable law of Argentina.  Any and all notices required to be delivered to the CNV shall be the sole responsibility of IRSA. Neither the failure to give notice nor any defect in any notice given to any particular Holder of a Security will affect the sufficiency of any notice with respect to any other Security.

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Any aforementioned notice (a) if sent by internationally recognized overnight courier to IRSA as provided above shall be deemed to have been given, made or served on the day on which such courier confirms delivery to the address specified above; (b) if given by facsimile transmission to IRSA, when such facsimile is transmitted to the telephone number specified in this Section 12.4 and telephone confirmation of receipt thereof is received; and (iii) if given by publication or by mail, as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Except as otherwise provided herein or in the Securities, IRSA agrees to give the Trustee the English text of any notice that IRSA is required to provide to the Securityholders pursuant hereto and to the Securities, at least two (2) days prior to the earliest date on which such notice is required to be given.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be, in the opinion of the Trustee, impracticable to mail notice to the Securityholders when such notice is required to be given by mailing pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

In case, by reason of the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be, in the opinion of IRSA, impracticable to publish notice to Securityholders when such notice is required to be published pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to IRSA shall be deemed to be a sufficient publication of such notice.

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The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the Securities and delivered using the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, “Electronic Means”); provided, however, that IRSA shall provide to the Trustee an incumbency certificate listing Authorized Persons with the authority to provide such Instructions and containing specimen signatures of such Authorized Persons, which incumbency certificate shall be amended by IRSA whenever a person is to be added or deleted from the listing.  If IRSA elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  IRSA understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Person listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Person.  IRSA shall be responsible for ensuring that only Authorized Persons transmit such Instructions to the Trustee and that IRSA and all Authorized Persons are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by IRSA.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  IRSA agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by IRSA; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 12.5. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by or on behalf of IRSA to the Trustee to take any action under any of the provisions of this Indenture, IRSA shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with in all material respects, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished. Each such certificate or opinion shall comply with the requirements set forth in this Indenture.

Any certificate, statement or opinion of an Officer of IRSA may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of IRSA, upon the certificate, statement or opinion of or representations by an officer of officers of IRSA, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include substantially:

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(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of IRSA or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of IRSA, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

The Trustee shall make available to any Securityholder as soon as practicable at the Corporate Trust Office or at the office of any Paying Agent, upon request and upon presentation by such Holder of such evidence of its ownership of its Securities as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by IRSA pursuant to this Indenture or the Securities; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

Section 12.6. Payments Due on Non-Business Days. If any Payment Date falls on a day which is not a Business Day, then payments of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on such payment for the period after such date on account of such delay.

Section 12.7. Governing Law; Consent to Jurisdiction; Waiver of Immunity; Currency Indemnity. (a) This Indenture and the Securities shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Securities by IRSA, and matters relating to the legal requirements necessary in order for the Securities to qualify as “obligaciones negociables simples no convertibles” under Argentine law, shall be governed by the Negotiable Obligations Law, together with the Argentine Companies Law, the Capital Markets Law and the rules of the CNV and other applicable Argentine laws and regulations.

87

(b) IRSA hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, of any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires (Permanent Arbitral Tribunal of the Buenos Aires Stock Exchange) under the provisions of Section 46 of the Capital Markets Law, and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to this Indenture or the Securities. IRSA hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. IRSA also agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment; provided that service of process is effected upon IRSA in the manner specified herein.

(c) IRSA acknowledges and agrees that the activities contemplated by the provisions of this Indenture are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Indenture. IRSA, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

(d) IRSA agrees that service of all writs, claims, process and summonses in any suit, action or proceeding described above against it in the State of New York may be made upon Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent in the Borough of Manhattan, New York (the “Process Agent”), and IRSA irrevocably appoints the Process Agent as its agent and true and lawful attorneys-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. IRSA agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

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(e) If a judgment or order given or made by any court for the payment of any amount in respect of any Security or this Indenture is expressed in a currency (the “judgment currency”) other than U.S. dollars (the “denomination currency”) in which the Securities are denominated or in which such amount is payable, IRSA will indemnify each of the Trustee and the relevant Holder, as applicable, against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Securities and this Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Security, this Indenture or under any such judgment or order.

Section 12.8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because its conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Indenture invalid, inoperative or unenforceable to any extent whatsoever.

Section 12.10.  Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or by electronic transmission shall constitute effective execution and delivery of this Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

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Section 12.11.  Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.12.  USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, record and update information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and Agents. The parties to this Indenture agree that they will provide each of the Trustee and the Agents with such information as it may request in order for the Trustee and Agents to satisfy the requirements of the USA PATRIOT Act.

Section 12.13. Sanctions. (a) IRSA covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government, (including, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) IRSA covenants and represents that neither it nor any of its Affiliates, Subsidiaries, directors or officers will use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of July 8, 2022.

IRSA INVERSIONES Y REPRESENTACIONES S.A

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent

By:
Name:
Title:

BANCO SANTANDER ARGENTINA S.A., as Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina

By:
Name:
Title:

By:
Name:
Title:

91

EXHIBIT A

FORM OF FACE OF GLOBAL SECURITY

IRSA INVERSIONES Y REPRESENTACIONES S.A.

[Rule 144A][Regulation S] Global Security

[INCLUDE FOLLOWING RESTRICTIVE LEGEND FOR A RULE 144A GLOBAL SECURITY (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE):  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO IRSA INVERSIONES Y REPRESENTACIONES S.A. OR ITS SUBSIDIARIES (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]

[INCLUDE FOLLOWING RESTRICTIVE LEGEND FOR A REGULATION S GLOBAL SECURITY (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE):  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

A-1

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER FORTY (40) DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS SECURITY.]

UNLESS (1) THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO IRSA INVERSIONES Y REPRESENTACIONES S.A. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (2) ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND (3) ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

[INCLUDE THE FOLLOWING LEGEND FOR A SECURITY THAT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS SECURITY (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE AMOUNT OF OID ON THE SECURITY, AND (3) THE ORIGINAL YIELD TO MATURITY OF THE SECURITY. SUCH REQUEST SHOULD BE SENT TO THE ISSUER AT CARLOS M. DELLA PAOLERA 261, 9TH FLOOR, CITY OF BUENOS AIRES, ARGENTINA, ATTN: MATÍAS I. GAIVIRONSKY / LEONARDO MAGLIOCCO.]

A-2

IRSA INVERSIONES Y REPRESENTACIONES S.A.

8.750% Senior Notes due 2028

IRSA Inversiones y Representaciones S.A. was organized as a stock corporation (sociedad anónima) under the laws of Argentina for a term expiring on April 5, 2043 and was registered on June 23, 1943 under No. 284, Page 291, Book 66, volume A of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Carlos M. Della Paolera 261, 9th Floor, City of Buenos Aires, Argentina.

No. [A-][S-][  ]

CUSIP No.:    [Rule 144A, CUSIP No. 450047 AH8

                        [Regulation S, CUSIP No. P58809 BH9]

ISIN No.:        [Rule 144A, ISIN US450047AH8]

                        [Regulation S, ISIN USP58809BH95]

Common Code No:

IRSA Inversiones y Representaciones S.A., a sociedad anónima organized under the laws of Argentina (“IRSA”), for value received, promises to pay to Cede & Co., the nominee for The Depository Trust Company, or registered assigns, the principal sum of __________________ U.S. Dollars (U.S.$[___]), as revised by the Schedule of Increases or Decreases in Global Security attached hereto on each Principal Payment Date in accordance with the amortization table set forth below..

Interest Rate:	8.750%

Interest Payment Dates:	July 8 and January 8 of each year, commencing January 8, 2022

Regular Record Dates:	July 7 and January 7 preceding each Interest Payment Date, whether or not a Business Day

Stated Maturity Date:	July 8, 2028

Principal Payment Date	Percentage of Original Outstanding Principal Amount Payable

July 8, 2024	17.5%
July 8, 2025	17.5%
July 8, 2026	17.5%
July 8, 2027	17.5%
July 8, 2028	30%

A-3

Additional provisions of this Security are set forth on the other side of this Security.

[Signature page follows]

A-4

IN WITNESS WHEREOF, IRSA Inversiones y Representaciones S.A. has caused this Global Security to be duly executed.

IRSA INVERSIONES Y REPRESENTACIONES S.A.

By:
Name:
Title:

By:
Name:
Title:

A-5

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:
Date:

A-6

FORM OF REVERSE OF SECURITY

8.750% Senior Notes Due 2028

1. Principal and Interest

IRSA Inversiones y Representaciones S.A., a sociedad anónima organized under the laws of Argentina (“IRSA”) will issue the Securities in denominations of U.S.$1.00 and denominations of U.S.$1.00 in excess thereof. The Stated Maturity Date of the Securities is July 8, 2028.

The principal amount of the Securities will be payable in consecutive annual installments commencing on July 8, 2024, and annually on every other Principal Payment Date thereafter. The final installment of the principal will, in any event, equal the then outstanding aggregate principal balance of the Securities and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by IRSA under the Securities.

Principal Payment Date	Percentage of Original Outstanding Principal Amount Payable

July 8, 2024	17.5%
July 8, 2025	17.5%
July 8, 2026	17.5%
July 8, 2027	17.5%
July 8, 2028	30%

In the case of any partial redemption or repurchase of Securities, the reduction in the principal balance of the Securities will be applied to reduce the remaining scheduled payment of installments of principal and corresponding percentages on a pro rata basis. The foregoing percentages shall also be adjusted pro rata upon the issuance of Additional Securities.

IRSA promises to pay interest on the principal amount of this Security on July 8 and January 8 of each year, commencing January 8, 2023 (each, an “Interest Payment Date”, and together with the Principal Payment Dates, each Redemption Date, the Stated Maturity Date, any date fixed for repurchase and any other date on which any payment of principal, interest or any other amount is due, the “Payment Dates”) at the rate of 8.750% per year. Interest shall accrue from the most recent date to which interest has been paid on the Securities, or, if no interest has been paid, from and including July 8, 2022.

2. Payment of Principal and Interest

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Interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or repurchase) shall be payable in immediately available funds to the Person in whose name a Security is registered at the close of business on the Record Date next preceding each Payment Date notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Payment Date; provided that interest payable at Stated Maturity or upon acceleration or repurchase shall be payable to the Person to whom principal will be payable; and provided further, that if and to the extent IRSA defaults in the payment of the interest, including any Additional Amounts, due on such Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Person in whose names such Securities are registered at the end of a subsequent record date established by IRSA by notice given by or on behalf of IRSA to the Holders of the Securities not less than fifteen (15) days preceding such special record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest.

Payment of the principal of and any premium, Additional Amounts and other amounts on or in respect of any Security at Stated Maturity or upon acceleration or repurchase shall be made to the registered Holder on such date in immediately available funds to the person in whose name such Security is registered upon presentation (and if final payment) surrender of such Security at the Corporate Trust Office or at the specified office of any other Paying Agent; provided that the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Securities to be made other than at Stated Maturity or upon redemption shall be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) DTC, as Holder of the Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (b) a Holder of at least US$1,000,000 in aggregate principal or face amount of Securities shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due.

Payments of interest with respect to any Payment Date will include interest accrued to but excluding such Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

If any Payment Date is not a Business Day, such Payment Date shall be the next Business Day succeeding such Business Day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

A-8

In the event of any foreign exchange restriction or prohibition in Argentina, IRSA shall make any and all payments in respect of interest on, or principal of, the Securities, to the extent permitted by applicable law, in U.S. dollars by:

(a) purchasing, with Pesos any series of Argentine Discount Bonds or Argentine Par Bonds or any other securities or public or private bonds issued in Argentina and denominated in U.S. dollars and transferring and selling such securities outside Argentina for U.S. dollars, or

(b) by means of any other legal procedure existing in Argentina for the purchase of U.S. dollars and their subsequent transfer abroad.

All costs and taxes payable in connection with the procedures referred to above shall be borne by IRSA. IRSA’s payment obligations may only be deemed satisfied and discharged upon receipt by the relevant Holder or the Trustee, as the case may be, of the U.S. dollar amounts obtained through the transactions specified above necessary to satisfy the relevant amount owing on the Securities.

3. Trustee and Agents

Initially, The Bank of New York Mellon shall act as trustee (the “Trustee”), Co-Registrar, Principal Paying Agent and Transfer Agent. Banco Santander Argentina S.A. shall act as Registrar, Paying Agent, Transfer Agent and representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”). IRSA may appoint and change any Paying Agent, Registrar or Co-Registrar without notice to any Holder. IRSA may act as Paying Agent, Registrar or Co-Registrar.

4. Indenture

IRSA originally issued the Securities under an Indenture, dated as of July 8, 2022 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among IRSA, the Trustee and the Representative of the Trustee in Argentina. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

The Securities are senior unsecured obligations of IRSA. Subject to the conditions set forth in the Indenture and without the consent of the Holders, IRSA may issue Additional Securities. All Securities shall be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of IRSA to incur additional Indebtedness, make Restricted Payments, incur in certain Liens, enter into certain Affiliate transactions, or consolidate or merge or transfer or convey all or substantially all of IRSA’s assets.

A-9

5. Optional Redemption

Redemption for Taxation Reasons

The Securities may be redeemed at IRSA’s option in whole, but not in part, at any time, on giving not less than 5 nor more than 60 days’ written notice (which will be irrevocable) to the Trustee and the Holders and, if applicable, the CNV, at 100% of the principal amount thereof, together with any accrued but unpaid interest and any Additional Amounts to, but excluding, the date fixed for redemption, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of Argentina or any other jurisdiction in which IRSA is organized or is resident for tax purposes or through which payment on the Securities is made, or any political subdivision thereof or any authority therein (each, an “Applicable Jurisdiction”), or any change in the application, administration or official interpretation of such laws, regulations or rulings, including, without limitation, the holding of a court of competent jurisdiction (a “Change in Tax Law”), IRSA has or will become obligated to pay Additional Amounts on or in respect of the Securities, which change or amendment is announced and becomes effective on or after the date of issuance of the Securities, and IRSA determines in good faith that such obligation cannot be avoided by taking reasonable measures available to IRSA (providedthat reasonable measures shall not include changing IRSA’s jurisdiction of organization or the location of IRSA’s principal executive office or incurring any cost or expense that IRSA deems in good faith to be material). Prior to the distribution of any notice of redemption pursuant to this paragraph, IRSA will deliver to the Trustee (i) an Officer’s Certificate stating that IRSA has or will become obligated to pay Additional Amounts as a result of a Change in Tax Law, and that such obligation cannot be avoided by IRSA taking reasonable measures available to IRSA and (ii) an opinion of independent legal counsel qualified under the laws of Argentina to the effect that IRSA is or would become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will be entitled to accept such certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent contained in the second preceding sentence, in which event it will be conclusive and binding on the Holders of the Securities. In all cases Holders of the Securities shall be treated on an equal basis.

Optional Make-Whole Redemption

Prior to July 8, 2025, (the “First Call Date”) IRSA may, at its option, redeem the Securities, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the outstanding principal amount of the Securities and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (excluding accrued but unpaid interest to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points plus, in either case, accrued and unpaid interest to, but excluding, the Redemption Date.

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“Treasury Rate” means, with respect to any Redemption Date, the yield determined by IRSA in accordance with the following two paragraphs:

The Treasury Rate shall be determined by IRSA after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, IRSA shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the First Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, IRSA shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, IRSA shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, IRSA shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

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IRSA’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.  The Trustee shall have no obligation to calculate or verify any calculation of the redemption price.

Optional Scheduled Redemption

On and after July 8, 2025, IRSA may redeem the Securities, at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Payment Date), if redeemed during the 12-month period commencing on July 8 of any year set forth below:

Year	Redemption Price
2025	104.3750%
2026	102.1875%
2027 and thereafter	100.000%

Redemption Procedures

If IRSA is redeeming less than all of the Securities at any time, Securities in global form to be redeemed shall be selected for redemption in accordance with the applicable procedures of DTC, or, in the case of Securities in certificated form, the Trustee will select the Securities to be redeemed (a) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed or (b) on a pro rata basis to the extent practicable.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 5 but not more than 60 days before the Redemption Date (or, at least 30 but not more than 60 days before the Redemption Date in the event of a redemption as described in Section 3.21(f) of the Indenture) to each Holder of Securities at such Holder’s registered address (or, in the case of Securities in global form, given electronically in accordance with the applicable procedures of DTC), except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. If any Security is to be purchased or redeemed in part only, any notice of redemption that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

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6. Mandatory Repurchase Provisions – Change of Control Offer

Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require that IRSA purchase all or a portion (in integral multiples of U.S.$1.00) of the Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to (and excluding) the date of purchase. Within 30 days following the date upon which the Change of Control Triggering Event occurs, IRSA must make a Change of Control Offer pursuant to a notice in accordance with the Indenture. This notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is given, other than as may be required by applicable law.

7. Denominations; Transfer; Exchange

The Securities are in fully registered form without coupons, and only in minimum denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Co-Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Co-Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Co-Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the giving of a notice of Securities to be redeemed and ending on the date of such notice or (ii) any Securities for a period beginning 15 days before a Payment Date and ending on such Payment Date.

8. Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

9. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to IRSA at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to IRSA and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity

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Subject to certain conditions set forth in the Indenture, IRSA at any time may terminate some or all of its obligations under the Securities and the Indenture if IRSA deposits with the Trustee U.S. Dollars and/or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

11. Amendment, Waiver

(a) Without the consent of any Holder, IRSA, when authorized by a resolution of its Board of Directors, and the Trustee may, among other things, supplement the Indenture or the Securities to add to the covenants of IRSA further covenants, restrictions, conditions or provisions for the benefit of the Holders or to surrender any right or power herein conferred upon IRSA; to evidence the succession for another Person to IRSA and the assumption by any such successor of the covenants and obligations of IRSA in the Securities and in the Indenture; to comply with any requirements of the CNV, BYMA, MAE or the SEC in specific cases; to conform the text of the Indenture to any provision of the Offering Memorandum; to make modifications which are minor or technical nature, or correcting or supplementing any ambiguous, inconsistent or defective provision; or to make any other changes which do not adversely affect the rights of any of the Holders in any material respect.

(b) Pursuant to and in accordance with the Indenture, (i) the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any Default or Event of Default under the Indenture may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities. However, without the consent of at least 90% of the Holders of the Outstanding Securities directly affected thereby, no amendment may, among other things, extend the scheduled due date for the payment of principal of, premium, if any, or any installment of interest on any such Security; reduce the principal amount of, the stated rate of interest on or the premium payable upon redemption of the Securities, reduce IRSA’s obligation to pay Additional Amounts on the Securities, shorten the period during which IRSA is not permitted to redeem the Securities, change the required places at which the Securities or the premium or interest thereon is payable, reduce the percentage of the aggregate principal amount of the Securities necessary to modify, amend or supplement the Indenture or the Securities, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults or reduce the percentage of aggregate principal amount of Outstanding Securities required for the adoption of a resolution or the quorum required at any meeting of Holders of such Securities at which a resolution is adopted or to consent to any amendments through written consent.

12. Defaults and Remedies

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If an Event of Default occurs and is continuing, the Trustee at the direction of the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity and/or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with IRSA

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by IRSA and may otherwise deal with IRSA with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of IRSA, shall have any liability for any obligations of IRSA under the Securities, or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

15. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) signs the certificate of authentication on the other side of this Security by manual, facsimile or electronic signature.

16. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP or ISIN Numbers

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Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures IRSA has caused CUSIP or ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Currency of Account; Conversion of Currency

U.S. Dollars is the sole currency of account and payment for all sums payable by IRSA under or in connection with the Securities, or the Indenture. IRSA shall indemnify the Holders and the Trustee as provided in respect of the conversion of currency relating to the Securities and the Indenture.

20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

IRSA has agreed that any suit, action or proceeding arising out of or based upon the Indenture or the Securities may be instituted in any New York state or U.S. federal court in The City of New York, New York. IRSA has irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which any of them may be entitled, on account of place of residence or domicile. IRSA has appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York, 10168, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Securities which may be instituted in any New York state or U.S. federal court in The City of New York, New York. To the extent that IRSA has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, IRSA has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Securities.

Nothing in the preceding paragraph shall affect the right of the Trustee or any Holder of the Securities to serve process in any other manner permitted by law.

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IRSA shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

IRSA Inversiones y Representaciones S.A.

Carlos M. Della Paolera 261, 9th floor,

City Of Buenos Aires, Argentina

Attn: Matías I. Gaivironsky / Leonardo Magliocco

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Table of Contents

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is U.S.$ [_].  The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

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EXHIBIT B

FORM OF FACE OF GLOBAL SECURITY

IRSA INVERSIONES Y REPRESENTACIONES S.A.

 [Rule 144A][Regulation S] Certificated Security

INCLUDE FOLLOWING RESTRICTIVE LEGEND FOR A RULE 144A SECURITY (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE):  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO IRSA INVERSIONES Y REPRESENTACIONES S.A. OR ITS SUBSIDIARIES (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]

[INCLUDE FOLLOWING RESTRICTIVE LEGEND FOR A REGULATION S SECURITY (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE):  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY AFTER FORTY (40) DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS SECURITY.]

B-1

            [INCLUDE THE FOLLOWING LEGEND FOR A SECURITY THAT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES:

            THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS SECURITY (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE AMOUNT OF OID ON THE SECURITY, AND (3) THE ORIGINAL YIELD TO MATURITY OF THE SECURITY. SUCH REQUEST SHOULD BE SENT TO THE ISSUER AT CARLOS M. DELLA PAOLERA 261, 9TH FLOOR, CITY OF BUENOS AIRES, ARGENTINA, ATTN: MATÍAS I. GAIVIRONSKY / LEONARDO MAGLIOCCO.]

IRSA INVERSIONES Y REPRESENTACIONES S.A.

8.750% Senior Notes due 2028

IRSA Inversiones y Representaciones S.A. was organized as a stock corporation (sociedad anónima) under the laws of Argentina for a term expiring on April 5, 2043 and was registered on June 23, 1943 under No. 284, Page 291, Book 66, volume A of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Carlos M. Della Paolera 261, 9th Floor, City of Buenos Aires, Argentina.

No. [A-] [S-] [  ]

CUSIP No.:    [Rule 144A, CUSIP No. 450047 AH8

                        [Regulation S, CUSIP No. P58809 BH9]

ISIN No.:        [Rule 144A, ISIN US450047AH8]

                        [Regulation S, ISIN USP58809BH95]

Common Code No: [Rule 144A, 248993537]

[Regulation S, 248993553]

IRSA Inversiones y Representaciones S.A., a sociedad anónima organized under the laws of Argentina (“IRSA”), for value received, promises to pay to ________________________, or registered assigns, the principal sum of __________________ U.S. Dollars (U.S.$[___]), on each Principal Payment Date in accordance with the amortization table set forth below.

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Interest Rate:	8.750%

Interest Payment Dates:	July 8 and January 8 of each year, commencing January 8, 2022

Regular Record Dates:	July 7 and January 7 preceding each Interest Payment Date, whether or not a Business Day

Stated Maturity Date:	July 8, 2028

Principal Payment Date	Percentage of Original Outstanding Principal Amount Payable

July 8, 2024	17.5%
July 8, 2025	17.5%
July 8, 2026	17.5%
July 8, 2027	17.5%
July 8, 2028	30%

Additional provisions of this Security are set forth on the other side of this Security.

[Signature page follows]

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IN WITNESS WHEREOF, IRSA Inversiones y Representaciones S.A. has caused this Certificated Security to be duly executed.

IRSA INVERSIONES Y REPRESENTACIONES S.A.
By:
Name:
Title:

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:
Date:

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FORM OF REVERSE OF SECURITY

8.750% Senior Notes Due 2028

1. Principal and Interest

IRSA Inversiones y Representaciones S.A., a sociedad anónima organized under the laws of Argentina (“IRSA”) will issue the Securities in denominations of U.S.$1.00 and denominations of U.S.$1.00 in excess thereof. The Stated Maturity Date of the Securities is July 8, 2028.

The principal amount of the Securities will be payable in consecutive annual installments commencing on July 8, 2024, and annually on every other Principal Payment Date thereafter. The final installment of the principal will, in any event, equal the then outstanding aggregate principal balance of the Securities and will be payable together with the accrued and unpaid interest thereon and any other amounts then owing by IRSA under the Securities.

Principal Payment Date	Percentage of Original Outstanding Principal Amount Payable

July 8, 2024	17.5%
July 8, 2025	17.5%
July 8, 2026	17.5%
July 8, 2027	17.5%
July 8, 2028	30%

In the case of any partial redemption or repurchase of Securities, the reduction in the principal balance of the Securities will be applied to reduce the remaining scheduled payment of installments of principal and corresponding percentages on a pro rata basis. The foregoing percentages shall also be adjusted pro rata upon the issuance of Additional Securities.

IRSA promises to pay interest on the principal amount of this Security on July 8 and January 8 of each year, commencing January 8, 2023 (each, an “Interest Payment Date”, and together with the Principal Payment Dates, each Redemption Date, the Stated Maturity Date, any date fixed for repurchase and any other date on which any payment of principal, interest or any other amount is due, the “Payment Dates”) at the rate of 8.750% per year. Interest shall accrue from the most recent date to which interest has been paid on the Securities, or, if no interest has been paid, from and including July 8, 2022.

2. Payment of Principal and Interest

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Interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or repurchase) shall be payable in immediately available funds to the Person in whose name a Security is registered at the close of business on the Record Date next preceding each Payment Date notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Payment Date; provided that interest payable at Stated Maturity or upon acceleration or repurchase shall be payable to the Person to whom principal will be payable; and provided further, that if and to the extent IRSA defaults in the payment of the interest, including any Additional Amounts, due on such Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Person in whose names such Securities are registered at the end of a subsequent record date established by IRSA by notice given by or on behalf of IRSA to the Holders of the Securities not less than fifteen (15) days preceding such special record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest.

Payment of the principal of and any premium, Additional Amounts and other amounts on or in respect of any Security at Stated Maturity or upon acceleration or repurchase shall be made to the registered Holder on such date in immediately available funds to the person in whose name such Security is registered upon presentation (and if final payment) surrender of such Security at the Corporate Trust Office or at the specified office of any other Paying Agent; provided that the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Securities to be made other than at Stated Maturity or upon redemption shall be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) DTC, as Holder of the Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (b) a Holder of at least US$1,000,000 in aggregate principal or face amount of Securities shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due.

Payments of interest with respect to any Payment Date will include interest accrued to but excluding such Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

If any Payment Date is not a Business Day, such Payment Date shall be the next Business Day succeeding such Business Day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

In the event of any foreign exchange restriction or prohibition in Argentina, IRSA shall make any and all payments in respect of interest on, or principal of, the Securities, to the extent permitted by applicable law, in U.S. dollars by:

(a) purchasing, with Pesos any series of Argentine Discount Bonds or Argentine Par Bonds or any other securities or public or private bonds issued in Argentina and denominated in U.S. dollars and transferring and selling such securities outside Argentina for U.S. dollars, or

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(b) by means of any other legal procedure existing in Argentina for the purchase of U.S. dollars and their subsequent transfer abroad.

All costs and taxes payable in connection with the procedures referred to above shall be borne by IRSA. IRSA’s payment obligations may only be deemed satisfied and discharged upon receipt by the relevant Holder or the Trustee, as the case may be, of the U.S. dollar amounts obtained through the transactions specified above necessary to satisfy the relevant amount owing on the Securities.

3. Trustee and Agents

Initially, The Bank of New York Mellon shall act as trustee (the “Trustee”), Co-Registrar, Principal Paying Agent and Transfer Agent. Banco Santander Argentina S.A. shall act as Registrar, Paying Agent, Transfer Agent and representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”). IRSA may appoint and change any Paying Agent, Registrar or Co-Registrar without notice to any Holder. IRSA may act as Paying Agent, Registrar or Co-Registrar.

4. Indenture

IRSA originally issued the Securities under an Indenture, dated as of July 8, 2022 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among IRSA, the Trustee and the Representative of the Trustee in Argentina. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

The Securities are senior unsecured obligations of IRSA. Subject to the conditions set forth in the Indenture and without the consent of the Holders, IRSA may issue Additional Securities. All Securities shall be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of IRSA to incur additional Indebtedness, make Restricted Payments, incur in certain Liens, enter into certain Affiliate transactions, or consolidate or merge or transfer or convey all or substantially all of IRSA’s assets.

5. Optional Redemption

Redemption for Taxation Reasons

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The Securities may be redeemed at IRSA’s option in whole, but not in part, at any time, on giving not less than 5 nor more than 60 days’ written notice (which will be irrevocable) to the Trustee and the Holders and, if applicable, the CNV, at 100% of the principal amount thereof, together with any accrued but unpaid interest and any Additional Amounts to, but excluding, the date fixed for redemption, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of Argentina or any other jurisdiction in which IRSA is organized or is resident for tax purposes or through which payment on the Securities is made, or any political subdivision thereof or any authority therein (each, an “Applicable Jurisdiction”), or any change in the application, administration or official interpretation of such laws, regulations or rulings, including, without limitation, the holding of a court of competent jurisdiction (a “Change in Tax Law”), IRSA has or will become obligated to pay Additional Amounts on or in respect of the Securities, which change or amendment is announced and becomes effective on or after the date of issuance of the Securities, and IRSA determines in good faith that such obligation cannot be avoided by taking reasonable measures available to IRSA (providedthat reasonable measures shall not include changing IRSA’s jurisdiction of organization or the location of IRSA’s principal executive office or incurring any cost or expense that IRSA deems in good faith to be material). Prior to the distribution of any notice of redemption pursuant to this paragraph, IRSA will deliver to the Trustee (i) an Officer’s Certificate stating that IRSA has or will become obligated to pay Additional Amounts as a result of a Change in Tax Law, and that such obligation cannot be avoided by IRSA taking reasonable measures available to IRSA and (ii) an opinion of independent legal counsel qualified under the laws of Argentina to the effect that IRSA is or would become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will be entitled to accept such certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent contained in the second preceding sentence, in which event it will be conclusive and binding on the Holders of the Securities. In all cases Holders of the Securities shall be treated on an equal basis.

Optional Make-Whole Redemption

Prior to July 8, 2025, (the “First Call Date”) IRSA may, at its option, redeem the Securities, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the outstanding principal amount of the Securities and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (excluding accrued but unpaid interest to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points plus, in either case, accrued and unpaid interest to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by IRSA in accordance with the following two paragraphs:

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The Treasury Rate shall be determined by IRSA after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, IRSA shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the First Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, IRSA shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, IRSA shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, IRSA shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

IRSA’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.  The Trustee shall have no obligation to calculate or verify any calculation of the redemption price.

Optional Scheduled Redemption

On and after July 8, 2025, IRSA may redeem the Securities, at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Payment Date), if redeemed during the 12-month period commencing on July 8 of any year set forth below:

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Year	Redemption Price
2025	104.3750%
2026	102.1875%
2027 and thereafter	100.000%

Redemption Procedures

If IRSA is redeeming less than all of the Securities at any time, Securities in global form to be redeemed shall be selected for redemption in accordance with the applicable procedures of DTC, or, in the case of Securities in certificated form, the Trustee will select the Securities to be redeemed (a) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed or (b) on a pro rata basis to the extent practicable.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 5 but not more than 60 days before the Redemption Date (or, at least 30 but not more than 60 days before the Redemption Date in the event of a redemption as described in Section 3.21(f) of the Indenture) to each Holder of Securities at such Holder’s registered address (or, in the case of Securities in global form, given electronically in accordance with the applicable procedures of DTC), except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. If any Security is to be purchased or redeemed in part only, any notice of redemption that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

6. Mandatory Repurchase Provisions – Change of Control Offer

Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require that IRSA purchase all or a portion (in integral multiples of U.S.$1.00) of the Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to (and excluding) the date of purchase. Within 30 days following the date upon which the Change of Control Triggering Event occurs, IRSA must make a Change of Control Offer pursuant to a notice in accordance with the Indenture. This notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is given, other than as may be required by applicable law.

7. Denominations; Transfer; Exchange

The Securities are in fully registered form without coupons, and only in minimum denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Co-Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Co-Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Co-Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the giving of a notice of Securities to be redeemed and ending on the date of such notice or (ii) any Securities for a period beginning 15 days before a Payment Date and ending on such Payment Date.

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8. Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

9. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to IRSA at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to IRSA and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, IRSA at any time may terminate some or all of its obligations under the Securities and the Indenture if IRSA deposits with the Trustee U.S. Dollars and/or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

11. Amendment, Waiver

(a) Without the consent of any Holder, IRSA, when authorized by a resolution of its Board of Directors, and the Trustee may, among other things, supplement the Indenture or the Securities to add to the covenants of IRSA further covenants, restrictions, conditions or provisions for the benefit of the Holders or to surrender any right or power herein conferred upon IRSA; to evidence the succession for another Person to IRSA and the assumption by any such successor of the covenants and obligations of IRSA in the Securities and in the Indenture; to comply with any requirements of the CNV, BYMA, MAE or the SEC in specific cases; to conform the text of the Indenture to any provision of the Offering Memorandum; to make modifications which are minor or technical nature, or correcting or supplementing any ambiguous, inconsistent or defective provision; or to make any other changes which do not adversely affect the rights of any of the Holders in any material respect.

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(b) Pursuant to and in accordance with the Indenture, (i) the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any Default or Event of Default under the Indenture may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities. However, without the consent of at least 90% of the Holders of the Outstanding Securities directly affected thereby, no amendment may, among other things, extend the scheduled due date for the payment of principal of, premium, if any, or any installment of interest on any such Security; reduce the principal amount of, the stated rate of interest on or the premium payable upon redemption of the Securities, reduce IRSA’s obligation to pay Additional Amounts on the Securities, shorten the period during which IRSA is not permitted to redeem the Securities, change the required places at which the Securities or the premium or interest thereon is payable, reduce the percentage of the aggregate principal amount of the Securities necessary to modify, amend or supplement the Indenture or the Securities, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults or reduce the percentage of aggregate principal amount of Outstanding Securities required for the adoption of a resolution or the quorum required at any meeting of Holders of such Securities at which a resolution is adopted or to consent to any amendments through written consent.

12. Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee at the direction of the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity and/or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with IRSA

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by IRSA and may otherwise deal with IRSA with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

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No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of IRSA, shall have any liability for any obligations of IRSA under the Securities, or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

15. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) signs the certificate of authentication on the other side of this Security by manual, facsimile or electronic signature.

16. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP or ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures IRSA has caused CUSIP or ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Currency of Account; Conversion of Currency

U.S. Dollars is the sole currency of account and payment for all sums payable by IRSA under or in connection with the Securities, or the Indenture. IRSA shall indemnify the Holders and the Trustee as provided in respect of the conversion of currency relating to the Securities and the Indenture.

20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

B-14

IRSA has agreed that any suit, action or proceeding arising out of or based upon the Indenture or the Securities may be instituted in any New York state or U.S. federal court in The City of New York, New York. IRSA has irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which any of them may be entitled, on account of place of residence or domicile. IRSA has appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York, 10168, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Securities which may be instituted in any New York state or U.S. federal court in The City of New York, New York. To the extent that IRSA has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, IRSA has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Securities.

Nothing in the preceding paragraph shall affect the right of the Trustee or any Holder of the Securities to serve process in any other manner permitted by law.

IRSA shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

IRSA Inversiones y Representaciones S.A.

Carlos M. Della Paolera 261, 9th floor,

City Of Buenos Aires, Argentina

Attn: Matías I. Gaivironsky / Leonardo Magliocco

B-15

FORM OF TRANSFER

[Include the following for Certificated Securities not bearing a Restrictive Legend]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

this Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such amount of said Security on the books of IRSA with full power of substitution in the premises.

Date:
Signed:

NOTICE: The signature to this

assignment must correspond with the

name as written upon the face of the

within instrument in every particular,

without alteration or enlargement or any

change whatsoever.

B-16

FORM OF TRANSFER

[Include the following for Certificated Securities bearing Restrictive Legends]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

Insert Taxpayer Identification No.:

this Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such amount of said Security on the books of IRSA with full power of substitution in the premises.

In connection with any transfer of this Security occurring prior to the date that is one year after the original issue date of this Security (provided that IRSA or any affiliate of IRSA has not acquired this Security during such one-year period), the undersigned confirms that without utilizing any general advertising or general solicitation:

(check one)

☐ (a) This Security is being transferred pursuant to the exception from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 144A thereunder (“Rule 144A”) and, upon registration of such transfer, each beneficial owner of this Security will be a “qualified institutional buyer” (as defined in Rule 144A), and each such person has been advised that this Security is being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A; or

☐ (b) This Security is being transferred pursuant to the exemption from registration under the Securities Act provided by Regulation S under the Securities Act (“Regulation S”), and the address of the person in whose name this Security is to be registered upon transfer is an address outside the United States (as defined in Regulation S); or

☐ (c) This Security is being transferred to IRSA; or

☐ (d) This Security is being transferred other than in accordance with (a), (b) or (c) above, and documents are being furnished to the Trustee or the transfer agent which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.

B-17

Date:
Signed:

NOTICE: The signature to this assignment

must correspond with the name as written

upon the face of the within instrument in

every particular, without alteration or

enlargement or any change whatsoever.

B-18

EXHIBIT C

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RULE 144A

GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY DURING THE

RESTRICTED PERIOD

(Exchanges or Transfers pursuant to

Section 2.10(c)(i)(I) of the Indenture)

The Bank of New York Mellon,

as Trustee

240 Greenwich Street, 7E

New York, New York 10286

Attention: Corporate Trust Department

Re:  IRSA Inversiones y Representaciones S.A.

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of July 8, 2022 (as amended, modified or supplemented from time to time the “Indenture”), among IRSA Inversiones y Representaciones S.A. (“IRSA”), The Bank of New York Mellon, as Trustee, co-registrar, principal paying agent and transfer agent and Banco Santander Argentina S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[ ] principal amount of IRSA’s 8.750% Notes due 2028 (the “Securities”) that represent a beneficial interest in the Rule 144A Global Security (CUSIP No. 450047 AH8) (Common Code No. 248993537; ISIN No. US450047AH86) beneficially owned by the undersigned (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No. P58809 BH9) (Common Code No. 248993553; ISIN No. USP58809BH95).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify that:

(1) the offer of the Securities was not made to a person in the United States;

(2) either (i) the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was pre-arranged with a transferee in the United States or (iii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

C-1

(3) no directed selling efforts have been made in contravention of the requirement of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable;

(4) the additional conditions set forth in Rule 903(b) or 904(b), as applicable, have been satisfied; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

To the extent applicable, the terms used in clauses (1) through (5) above have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of IRSA.

[Insert name of Transferor]
By:
Name:
Title:

Dated: , 20

C-2

EXHIBIT D

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RULE 144A

GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY AFTER THE

RESTRICTED PERIOD

(Exchanges or Transfers pursuant to

Section 2.10(c)(i)(II) of the Indenture)

The Bank of New York Mellon,

as Trustee

240 Greenwich Street, 7E

New York, New York 10286

Attention: Corporate Trust Department

Re:  IRSA Inversiones y Representaciones S.A.

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of July 8, 2022 (as amended, modified or supplemented from time to time the “Indenture”), among IRSA Inversiones y Representaciones S.A. (“IRSA”), The Bank of New York Mellon, as Trustee, co-registrar, principal paying agent and transfer agent and Banco Santander Argentina S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[ ] principal amount of IRSA’s 8.750% Notes due 2028 (the “Securities”) that represent a beneficial interest in the Rule 144A Global Security (CUSIP No. 450047 AH8) (Common Code No. 248993537; ISIN No. US450047AH86) beneficially owned by the undersigned (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No. P58809 BH9) (Common Code No. 248993553; ISIN No. USP58809BH95).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and that:

(a) With respect to transfers made in reliance on Regulation S:

(1) The offer of the Securities was not made to a person in the United States;

(2) either (i) the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was pre-arranged with a transferee in the United States or (iii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

D-1

(3) no directed selling efforts have been made in contravention of the requirement of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable;

(4) the additional conditions set forth in Rule 903(b) or 904(b), as applicable, have been satisfied; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(b) With respect to transfers made in reliance on Rule 144 under the Securities Act, the Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

To the extent applicable, the terms used in clauses (a)(1) through (5) above have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of IRSA.

[Insert name of Transferor]

By:
Name:
Title:

Dated: , 20

D-2

EXHIBIT E

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER FROM

REGULATION S GLOBAL SECURITY TO RULE 144A GLOBAL SECURITY

(Exchanges or Transfers pursuant to

Section 2.10(c)(ii) of the Indenture)

The Bank of New York Mellon

as Trustee

240 Greenwich Street, 7E

New York, New York 10286

Attention: Corporate Trust Department

Re:  IRSA Inversiones y Representaciones S.A.

Reference is hereby made to the Indenture dated as of July 8, 2022 (as amended, modified or supplemented from time to time, the “Indenture”), among IRSA Inversiones y Representaciones S.A. (“IRSA”), The Bank of New York Mellon, as Trustee, co-registrar, principal paying agent and transfer agent and Banco Santander Argentina S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[ ] principal amount of IRSA’s 8.750% Senior Notes due 2028, series No. XIV (the “Securities”) that represent a beneficial interest in the Regulation S Global Security (CUSIP No. 450047 AH8) (Common Code No. 248993537; ISIN No. US450047AH86) beneficially owned by the undersigned [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Rule 144A Global Security (CUSIP No. P58809 BH9) (Common Code No. 248993553; ISIN No. USP58809BH95).

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The transferee and any such account are “qualified institutional buyers” within the meaning of Rule 144A, and each such person has been advised that these Securities is being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A.

E-3

This certificate and the statements contained herein are made for your benefit and the benefit of IRSA.

[Insert name of Transferor]

By:
Name:
Title:

Dated: , 20

E-4